UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM  SB-2A
1st Amendment

Registration Statement under the Securities Act of 1933

Kushi Resources Inc.
(Name of small business issuer in its charter)
Nevada	1000	00-0000000
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
2215 South West Marine Drive, Vancouver, British Columbia, V6P 6C1, Canada (778) 835-9200
(Address and telephone number of principal executive offices and principal place of business )
Rajan Rai 2215 South West Marine Drive, Vancouver, British Columbia, V6P 6C1, Canada (778) 835-9200 Fax: (778) 709-9211
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:
As soon as practicable and from time to time after the effective date of this Registration Statement

Approximate date of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

Page - 1

CALCULATION OF REGISTRATION FEE

Securities to be registered	Amount to be registered	Offering price per share	Aggregate offering price	Registration Fee (1)
shares of common stock to be offered by selling stockholders	2,230,000	$0.05	$111,500	$3.42
TOTAL	2,230,000		$111,500	$3.42

(1) Estimated solely for purposes of calculating the registration fee under Rule 457(c) of the Securities Act of 1933.

The Registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment that specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Page - 2

The information in this prospectus is not complete and may be changed.  Kushi may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Subject to Completion
Dated:  —, 2007

Preliminary Prospectus

KUSHI RESOURCES INC.

2,230,000 shares of common stock

The selling shareholders named in this prospectus are offering all of their 2,230,000 shares of common stock.  Kushi will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.  However, Kushi will pay for the expenses of this offering and the selling stockholders= offering.

Kushi is a startup exploration stage company without operations.

Kushi=s common stock is not presently traded on any market or securities exchange.  The selling shareholders are required to sell their shares of Kushi=s common stock at $0.05 per share until Kushi=s shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

A purchase of Kushi=s common stock is highly speculative and investors should not purchase shares of Kushi=s common stock unless they can afford to lose their entire investment.  Investing in Kushi=s common stock involves risks.  See ARisk Factors@ starting on page 8 for factors to be considered before investing in Kushi=s shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense

Page - 3

Page - 4

PROSPECTUS SUMMARY

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus.  Prospective investors are urged to read this prospectus in its entirety.

Kushi Resources Inc. (AKushi@) is an exploration stage company engaged in the acquisition and exploration of mineral properties.  Kushi=s plan of operations is to conduct mineral exploration activities on the mineral properties in order to assess whether these claims possess commercially exploitable mineral deposits.  Kushi=s exploration program is designed to explore for commercially viable deposits of base and precious minerals, such as gold, silver, lead, barium, mercury, copper, and zinc minerals.

On January 30, 2006, Kushi staked and acquired one mineral claim located in Northwest British Columbia (the ABee Peak Claim@).  The cost of the Bee Peak Claim was $143.

Under the British Columbia Mineral Tenure Act, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations.  Because of this regulation, Kushi=s President, Rajan Rai, is holding the Bee Peak Claim in trust for Kushi until Kushi can determine whether there are commercially viable mineral deposits on the Bee Peak Claim.  If Kushi determine that there is a commercially viable mineral deposit on the Bee Peak Claim Kushi will incorporate a British Columbia subsidiary to hold title to the Bee Peak Claim and Kushi=s President will transfer the Bee Peak Claim to the subsidiary.  The transfer will be at no cost to Kushi other than the costs associated with the incorporation of the British Columbia subsidiary.

The Bee Peak Claim is located approximately 30 kilometres (18 miles) southwest of Atlin, British Columbia, Canada and is centered 6 kilometres (3.6 miles) east of Taku Arm of Tagish Lake.

The Bee Peak Claim is remote and located at high elevation in a dissected plateau terrane and is best accessed by helicopter from the town of Atlin, British Columbia. There is no electrical power that can be utilized on the Claims other than electrical power that can be provided by gas or diesel generators that Kushi would bring on site.

Kushi=s consulting geological technician, Stephen G. Diakow, has written a report dated December 28, 2006, providing Kushi with recommendations of how it should explore the Bee Peak Claim.  The potential economic significance is that the geology of the Bee Peak Claim indicates there is potential to locate gold, as the principal metallic mineral, with a list of associated minerals, including minor amounts of pyrite, tetrahedrite, chalcopyrite, and telluride minerals.

Kushi=s objective is to conduct exploration activities on the Bee Peak Claim to assess whether the Bee Peak Claim possesses any commercially viable mineral deposits.  Until Kushi can validate otherwise, the Bee Peak Claim is without known reserves.  Kushi is planning a three phase mineral exploration program to explore the Bee Peak Claim.  Access to the Bee Peak Claim is restricted to the period of May 1 to October 15 of each year due to snow in the area.  This means that the exploration activities on the Bee Peak Claim is limited to a period of about five and a half months per year.  Kushi will explore the Bee Peak Claim between June 2008 and September 2008.  Kushi=s goal is to complete the Phase One exploration program within this period.  The following table summarizes the three phases of Kushi=s anticipated exploration program.

Phase Number	Planned Exploration Activities	Time Table
Phase One	Reconnaissance survey work, ground-based prospecting for rock, soil and stream sediment samples, and analysis of such samples	Between June 2008 and September 2008
Phase Two	Rock and soil geochemistry sampling, hand-tool trenching, and simple geophysical surveying	Between June 2009 and September 2009
Phase Three	Additional geophysical surveying and a limited drilling campaign	Between June 2010 and September 2010

Page - 5

If the exploration activities to be conducted on the Bee Peak Claim indicate that there are no commercially viable mineral deposits on the Bee Peak Claim, Kushi will abandon the Bee Peak Claim and stake a new claim to explore in British Columbia.  Kushi will continue to stake and explore claims in British Columbia as long as it can afford to do so.

To date Kushi has raised an aggregate $49,750 from four private placement offerings less $5,250 that was returned to a subscriber for the cancellation of shares.  The following table summarizes the date of offerings, the prices per share paid, the number of shares sold, and the amount raised for each offering

Closing Date of Offering	Price Paid Per Share	Number of Shares Sold	Amount Raised
28 November 2005	$0.001	3,000,000	$3,000
30 January 2006	$0.01	1,900,000(1)	$19,000
28 February 2006	$0.05	450,000(2)	$22,500
10 November 2006	$0.05	105,000	$5,250

(1) On November 10, 2006, 150,000 of these shares were cancelled and returned to the authorized capital as unissued capital.
(2) On November 10, 2006, 75,000 of these shares were cancelled and returned to the authorized capital as unissued capital.

Since inception, Kushi has (1) had no revenues or operations, (2) incurred losses, (3) been issued a going concern opinion by its auditors, and (4) relied on the sale of its common stock to fund its operations.

Mr. Rai, Kushi=s sole director and officer has no previous experience in mineral exploration or operating a mining company.  Mr. Rai owns 57.4 % of Kushi=s outstanding common stock. Since Mr. Rai owns a majority of Kushi=s outstanding shares and he is the sole director and officer of Kushi. Mr. Rai has the ability to elect directors and control the future course of Kushi.  Investors may find the corporate decisions influenced by Mr. Rai are inconsistent with the interests of other stockholders.

Name, Address, and Telephone Number of Registrant

Kushi Resources Inc.
2215 South West Marine Drive
Vancouver, British Columbia
V6P 6C1,  Canada.

Telephone:  778-835-9200

Page - 6

The offering:    Following is a brief summary of this offering:

Securities being offered	2,230,000 shares of common stock offered by the selling shareholders
Offering price per share

The selling shareholders will sell their shares at $0.05 per share until Kushi=s shares of common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiate prices.  Management determined this offering price arbitrarily based upon the last sale of Kushi=s shares of common stock to investors.

Terms of the offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus.  Kushi will cover the expenses associated with the offering, which management estimates to be $41,100.  Refer to APlan of Distribution@.

Termination of the offering	The offering will conclude when all of the 2,230,000 shares of common stock have been sold or the shares no longer need to be registered to be sold.
Securities Issued and to be Issued	5,230,000 shares of Kushi=s common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of proceeds

Kushi will not receive any proceeds from the sale of the common stock by the selling shareholders.  The funds that Kushi raised through the sale of its common stock were used to cover administrative and professional fees such as accounting, legal, geologist, technical writing, printing and filing costs.

Selected Financial Data

The following financial information summarizes  financial information provided in this registration statement.  As at August 31, 2007 and February 28, 2007, Kushi had $7,795 and $34,157 in working capital.

	AS OF AND FOR THE SIX MONTHS ENDED August 31, 2007 (unaudited)	AS OF AND FOR THE YEAR ENDED February 28, 2007 (audited)
Balance Sheet
Total Assets	$23,155	$38,657
Total Liabilities	$15,360	$4,500
Stockholders= Equity	$7,795	$34,157
Income Statement
Revenue	$0	$0
Total Expenses	$26,362	$17,912
Net Loss	$26,362	$17,912

The book value of Kushi=s outstanding common stock is $0.001 per share as of February 28, 2007.

Page - 7

RISK FACTORS

An investment in Kushi=s common stock involves a number of very significant risks.  You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating Kushi and its business before purchasing shares of Kushi=s common stock.  Kushi=s business, operating results and financial condition could be seriously harmed due to any of the following known material risks.  The risks described below are not the only ones affecting Kushi or its business.  Additional risks not presently known to Kushi may also impair its business operations. You could lose all or part of your investment due to any of these risks.

Please consider the following risk factors before deciding to invest in Kushi=s shares of common stock.

Risks associated with Kushi:

1.	If Kushi does not obtain additional financing, its business plan will fail.

Kushi=s current operating funds are insufficient to complete Phase One of the proposed mineral exploration program on the Bee Peak Claim.  Kushi will need to obtain additional financing in order to complete the other phases of its mineral exploration program, which calls for significant expenses in connection with the exploration of the Bee Peak Claim.  Kushi has not made arrangements to secure any additional financing.

2.	As a result of Kushi=s auditors expressing substantial doubt about Kushi=s ability to continue as a going concern, Kushi may find it difficult to obtain additional financing.

The accompanying financial statements have been prepared assuming that Kushi will continue as a going concern.  As discussed in Note 1 to the financial statements, Kushi was recently incorporated on October 3, 2005 and does not have a history of earnings, and as a result, Kushi=s auditors have expressed substantial doubt about its ability to continue as a going concern. Continued operations are dependent on Kushi=s ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms.  Kushi=s financial statements do not include any adjustments that may result from the outcome of this uncertainty.

3.	If Kushi fails to perform the required amount of expenditures or to make payments on its Bee Peak Claim, Kushi could lose its title to the Bee Peak Claim.

The Bee Peak Claim has an expiry date of January 30, 2008 and in order to maintain the tenures in good standing it will be necessary for Kushi to perform and record valid exploration work with value of CDN$4.00 per hectare in anniversary years 1, 2, and 3, and CDN$8.00 per hectare in subsequent years, or pay the equivalent sum to the Province of British Columbia in lieu of exploration work.  Failure to perform and record valid exploration work or pay the equivalent sum to the Province of British Columbia on the anniversary dates will result in forfeiture of title to the Bee Peak Claim.

4.	As a result of Kushi only recently commencing business operations, Kushi faces a high risk of business failure.

Kushi has not begun the Phase One exploration program on the Bee Peak Claim, and thus has no way to evaluate the likelihood whether Kushi will be able to operate its business successfully.  Kushi was incorporated on October 3, 2005 and to date has been involved primarily in organizational activities, acquiring the Bee Peak Claim and obtaining financing.  Kushi has not earned any revenues and has never achieved any profitability as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that Kushi plans to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.  Kushi has no history upon which to base any assumption as to the likelihood that its business will prove successful, and management can provide no assurance to investors that Kushi will generate any operating revenues or ever achieve profitable operations.  If Kushi is unsuccessful in addressing these risks its business will likely fail and you will lose your entire investment in this offering.

Page - 8

5.
As a result of only recently commencing business operations, management expects that Kushi will continue to incur operating losses for the foreseeable future, which in effect will cause Kushi to run out of working capital.

Kushi has never earned any revenue and has never been profitable.  Prior to completing any exploration on the Bee Peak Claim, Kushi may incur increased operating expenses without realizing any revenues from the Bee Peak Claim.  As a result, Kushi could run out of working capital and its business could fail, and you would lose your entire investment in this offering.

6.	If Kushi is unable to find a joint venture partner for the continued development of the Bee Peak Claim, Kushi may not be able to advance the exploration work on the Bee Peak Claim.

If the results of the Phase Two mineral exploration program are successful, Kushi may try to enter a joint venture agreement with a partner for the further exploration and possible production on the Bee Peak Claim.  Kushi would face competition from other junior mineral resource exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost.  In addition, if Kushi entered into a joint venture agreement, it would likely assign a percentage of its interest in the Bee Peak Claim to the joint venture partner.  If Kushi is unable to enter into a joint venture agreement with a partner, Kushi=s business plan may fail and you may lose your entire investment in this offering.

7.	Management has no experience in the mineral exploration business, and as a result management may make mistakes, which could cause Kushi=s business to fail.

Kushi=s sole officer and director, Rajan Rain, has no previous experience operating an exploration or a mining company and because of this lack of experience Mr. Rai may be prone to errors.  Mr. Rai lacks the technical training and experience with exploring for, starting, or operating a mine.  With no direct training or experience in these areas Mr. Rai may not be fully aware of the many specific requirements related to working in this industry.  Mr. Rai=s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use.  Consequently, Kushi=s operations, earnings, and ultimate financial success could suffer irreparable harm due to Mr. Rai=s lack of experience in this industry.

8.	Land tenure disputes may negatively impact Kushi=s operations.

Kushi operates in countries where ownership of land may be uncertain, and where disputes may arise in relation to ownership.  These disputes cannot always be predicted, and hence there is a risk that this may cause disruption to some of Kushi=s exploration projects and prevent the development of new projects.

Mineral rights and interests of Kushi in the properties it has an interest in are subject to government approvals, licences and permits.  Such approvals, licenses and permits are, as a practical matter, subject to the discretion of the applicable governments or governmental officials.  No assurance can be given that Kushi will be successful in maintaining any or all of the various approvals, licences and permits in full force and effect without modification or revocation.

Kushi is unaware of any outstanding native land claims on the areas in which it has an interest; however it is possible that a native land claim could be made in the future.  The government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining.  Should Kushi encounter a situation where a native person or group claims an interest in its mineral claims, Kushi may be unable to provide compensation to the affected party in order to continue with its mineral exploration work, or if such an option is not available, Kushi may have to relinquish its interest in these claims. In either case, the costs and/or losses could be greater than Kushi=s financial capacity, and Kushi=s business would fail.

9.	If Kushi does not obtain clear title to the Bee Peak Claim, then its business operations may fail.

Under British Columbia law, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations.  Since Kushi is a Nevada corporation it is not legally allowed to be the registered owner of mineral claims in British Columbia.  The Bee Peak Claim is being held in trust for Kushi by its president, as he is an individual.  If Kushi confirms economically viable deposits of minerals on the Bee Peak Claim Kushi will incorporate a British Columbia subsidiary to hold title of the Bee Peak Claim and Kushi=s president will transfer the Bee Peak Claim to the subsidiary.  Until Kushi can confirm viable mineral deposits, its president is holding the Bee Peak Claim in trust for Kushi by means of a declaration of trust.  However, there could be situations, such as the death of Kushi=s president, that could prevent Kushi from obtaining clear title to the Bee Peak Claim.  If Kushi is unable to obtain clear title to the Bee Peak Claim its business operations will likely fail and you will lose your entire investment in this offering.

Page - 9

10.	Kushi=s sole director and officer owns a majority of Kushi=s common stock, and as a result has the ability to override the interests of the other shareholders.

Rajan Rai, the sole director of Kushi, owns 57.4% of Kushi=s outstanding shares of common stock.  As a result, investors may find the corporate decisions influenced by Mr. Rai inconsistent with their interests or the interests of other shareholders.

11.	Access to the Bee Peak Claim may be restricted by inclement weather during the year, which may delay Kushi=s proposed mineral exploration programs and any future mining efforts.

Access to the Bee Peak Claim is restricted to the period between May 1 and October 15 of each year due to snow in the area.  As a result, any attempts to visit, test, or explore the Bee Peak Claim are largely limited to these few months of the year when weather permits such activities.  These limitations can result in significant delays in exploration efforts, as well as mining and production if commercial amounts of minerals are found.  Such delays could also result in Kushi=s inability to meet deadlines for exploration expenditures as defined by the Province of British Columbia.  This could cause Kushi=s business venture to fail and the loss of your entire investment in this offering unless Kushi can meet deadlines.

Risks associated with Kushi=s industry:

12.	Because of the speculative nature of exploration of mineral properties, there is a substantial risk that Kushi=s business will fail.

The search for valuable minerals as a business is extremely risky.  Kushi cannot provide investors with any assurance that any of the mineral properties contain commercially exploitable reserves of base or precious minerals.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  The expenditures to be made by Kushi in the exploration of the mineral properties may not result in the discovery of commercial quantities of minerals.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.  In such a case, Kushi would be unable to complete its business plan and investors could lose their entire investment in this offering.

13.	Kushi may incur liability or damages as it conducts its business operations due to the inherent dangers involved in mineral exploration.

The search for minerals involves numerous hazards.  As a result, Kushi may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which Kushi cannot insure or against which management may elect not to insure.  Kushi currently has no such insurance nor does management expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed Kushi=s asset value and cause it to liquidate all its assets resulting in the loss of your entire investment in this offering.

14.	Kushi faces significant competition in the mineral exploration industry.

Kushi competes with other mining and exploration companies possessing greater financial resources and technical facilities than Kushi in connection with the acquisition of mineral exploration claims and other precious metals prospects and in connection with the recruitment and retention of qualified personnel.  There is significant competition for the limited number of mineral acquisition opportunities and, as a result, Kushi may be unable to acquire an interest in attractive mineral exploration properties on terms it considers acceptable on a continuing basis.

Page - 10

15.	Government regulation or any change in such regulation may adversely affect Kushi=s business.

There are several governmental regulations that materially restrict the exploration of minerals.  Kushi will be subject to the mining laws and regulations as contained in the Mineral Tenure Act ( British Columbia) as Kushi carries out its mineral exploration program.  Kushi may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.  While Kushi=s planned mineral exploration program budgets for regulatory compliance, there is a risk that new regulations could increase Kushi=s time and costs of doing business and prevent Kushi from carrying out its mineral exploration program.

16.	Compliance with health, safety and environment regulations may impose burdensome costs and if compliance is not achieved Kushi=s business and reputation may be detrimentally impacted.

The nature of the industries in which Kushi operates means that its activities are highly monitored by health, safety and environmental groups.  As regulatory standards and expectations are constantly developing, Kushi may be exposed to increased litigation, compliance costs and unforeseen environmental remediation expenses.

The search for valuable minerals involves numerous hazards.  As a result, Kushi may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which Kushi cannot insure or against which Kushi may elect not to insure.  The payment of such liabilities may have a material adverse effect on Kushi=s financial position.

Kushi may continue to be exposed to increased operational costs due to the costs and lost worker=s time associated with the health and well-being of Kushi=s workforce on its project areas.

Despite Kushi=s best efforts and best intentions, there remains a risk that health, safety and/or environmental incidents or accidents may occur which may negatively impact Kushi=s reputation and freedom or licence to operate.

17.	Kushi may not be able to attract and retain qualified personnel necessary for the implementation of its business strategy and mineral exploration programs.

Kushi=s future success depends largely upon the continued service of its sole director and officer and other key personnel.  Kushi=s success also depends on its ability to continue to attract, retain and motivate qualified personnel.  Key personnel represent a significant asset, and the competition for these personnel is intense in the mineral exploration industry.

Kushi may have particular difficulty attracting and retaining key personnel in initial phases of its mineral exploration programs.  Kushi does not maintain key person life insurance on any of its personnel.  The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact Kushi=s ability to complete its mineral exploration programs.

18.	Market factors in the mining industry are out of the control of Kushi, and as a result, Kushi may not be able to market any minerals that may be found on the Bee Peak Claim.

The mining industry, in general, is intensely competitive and management can provide no assurance to investors even if minerals are discovered on the Claims that a ready market will exist from the sale of any ore found.  Numerous factors beyond Kushi=s control may affect the marketability of minerals.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Kushi not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Page - 11

19.
As a result of holding a significant portion of its cash reserves in United States dollars, Kushi may experience weakened purchasing power in Canadian dollar terms and not be able to afford to conduct its proposed mineral exploration program.

Kushi holds a significant portion of its cash reserves in United States dollars.  Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in both translation gains or losses in Canadian dollar terms.  If there was to be a significant decline in the United States dollar versus the Canadian Dollar, Kushi=s US dollar purchasing power in Canadian dollars would also significantly decline.  If there was a significant decline in the US dollar Kushi would not be able to afford to conduct its planned mineral exploration program.  Kushi has not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

Risks associated with this offering:

20.	Kushi does not expect to pay dividends in the foreseeable future.

Kushi has never paid cash dividends on its shares of common stock and has no plans to do so in the foreseeable future.  Kushi intends to retain earnings, if any, to develop and expand its business operations.

21.	There is no liquidity and no established market for Kushi=s common stock, and as a result it may be impossible to sell your shares.

There is presently no public market for Kushi=s common stock.  While management intends to contact an authorized OTC Bulletin Board market maker for sponsorship of Kushi=s common stock, management cannot guarantee that such sponsorship will be approved and Kushi=s common stock listed and quoted for sale.  Even if Kushi=s common stock is quoted for sale, buyers may be insufficient in numbers to allow for a robust market and it may prove impossible to sell your shares.

22.	Any sale of a significant amount of Kushi=s shares of common stock into the public market may have an adverse effect on Kushi=s stock price.

Any sale of a substantial amount of Kushi=s common stock in the public market may adversely affect the market price of Kushi=s common stock.  Such sales could create public perception of difficulties or problems with Kushi=s business and may depress Kushi=s stock price.  Rajan Rai, the sole director and officer of Kushi, currently owns 3,000,000 shares of common stock, which represent 57.4% of the 5,230,000 issued and outstanding shares of common stock of Kushi.  All of Mr. Rai=s shares are restricted from trading.  Mr. Rai is not registering any of his shares for resale in this registration and none of his shares have been previously registered for resale by Mr. Rai as a selling shareholder.

Currently, there are no shares of common stock of Kushi that are freely tradeable and 5,230,000 shares of common stock that are subject to Rule 144.  When the 2,230,000 shares of common stock being offered by the selling stockholders in this registration statement are registered there will be 2,230,000 free trading shares.  The shareholders must sell these shares at a fixed price of $0.05 until such time as the common stock is quoted on the OTC Bulletin Board or other quotation system or stock exchange.  Kushi=s common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 42.6% of the shares of common stock currently outstanding.

23.	APenny Stock@ rules may make buying or selling Kushi=s shares of common stock difficult, and severely limit the market and liquidity of the shares of common stock.

Trading in Kushi=s shares of common stock is subject to certain regulations adopted by the SEC commonly known as the Apenny stock@ rules.  These rules govern how broker-dealers can deal with their clients and Apenny stocks@.  The additional burdens imposed upon broker-dealers by the Apenny stock@ rules may discourage broker-dealers from effecting transactions in Kushi=s securities, which could severely limit their market price and liquidity of Kushi=s securities.  See APenny Stock rules@ on page 16 for more details. The penny stock markets have suffered in recent years from fraud and abuse arising from one or a few broker dealers controlling the market for a security, high pressure sales tactics used by boiler room practices, manipulation of prices through pre-arranged transactions followed by a large volume sale by broker dealers, misleading information be disseminated, and excessive mark-ups and undisclosed bid-ask differentials by selling broker dealers.

Page - 12

USE OF PROCEEDS

Kushi will not receive any proceeds from the sale of common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Management determined the offering price of $0.05 based upon the price of the last sale of Kushi=s common stock to investors.  The price of the last sale was determined by what management found could attract investors to invest in Kushi=s high risk mineral exploration company.  The selling shareholders are required to sell their shares at $0.05 per share until Kushi=s shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to Kushi=s existing shareholders.

PLAN OF DISTRIBUTION

The selling shareholders named in this prospectus are offering all of the 2,230,000 shares of the common stock offered through this prospectus.  These shares were acquired from Kushi in three private placement offerings that were exempt from registration under Regulation S of the Securities Act of 1933.  The shares were sold solely by Rajan Rai, Kushi=s sole director and officer, to his close friends and close business associates under exemptions provided in Canada and Regulation S.  There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table sets forth the number of shares of common stock that may be offered for sale from time to time by the selling stockholders.  The shares of common stock offered for sale constitute all of the shares known to Kushi to be beneficially owned by the selling stockholders.  None of the selling stockholders has held any position or office with Kushi.   None of the selling stockholders had or have any material relationship with Kushi.

Selling Stockholder	Shares Owned before Offering	Shares to be Offered	Shares Owned after Offering	Percentage of Shares Owned after Offering
Chris Andrewsty	100,000	100,000	0	Nil
Paramvir S. Bains	75,000	75,000	0	Nil
Denny Birring	100,000	100,000	0	Nil
Harpaul Cheema	100,000	100,000	0	Nil
Todd Drope	12,500	12,500	0	Nil
Rocky Gill	125,000	125,000	0	Nil
Rummen Johal (1)	100,000	100,000	0	Nil
Sanjay Johal (1)	150,000	150,000	0	Nil
Jason Johl	12,500	12,500	0	Nil
Riaz Kabani	25,000	25,000	0	Nil
Farouk Kaba	175,000	175,000	0	Nil
Shamir Lalani	25,000	25,000	0	Nil

Page - 13

Selling Stockholder	Shares Owned before Offering	Shares to be Offered	Shares Owned after Offering	Percentage of Shares Owned after Offering
Jit Mundie	25,000	25,000	0	Nil
Ed Oraha	150,000	150,000	0	Nil
Eva Oraha	12,500	12,500	0	Nil
Ivan Oraha	25,000	25,000	0	Nil
Ram Reddy	100,000	100,000	0	Nil
Don Peterson	105,000	105,000	0	Nil
Steve Poitras	12,500	12,500	0	Nil
Amanjit Purewal	125,000	125,000	0	Nil
Deepak Rai (2)	12,500	12,500	0	Nil
Gary Rai (3)	100,000	100,000	0	Nil
Suraj Rai (2)	12,500	12,500	0	Nil
Alexis Singh (4)	12,500	12,500	0	Nil
Hardeep Singh (5) (6)	175,000	175,000	0	Nil
Mulkeet Singh (6)	12,500	12,500	0	Nil
Mahendar Singh	12,500	12,500	0	Nil
Sandeep Bobby Singh (4) (5) (6)	125,000	125,000	0	Nil
Suvendra Singh	25,000	25,000	0	Nil
Derek Teramura	125,000	125,000	0	Nil
Jim Virk	12,500	12,500	0	Nil
Andrew White	50,000	50,000	0	Nil
Total	2,230,000	2,230,000	0

(1)
Rummen Johal, the owner of 100,000 shares of common stock, is the brother of Sanjay Johal, the owner of 150,000 shares of common stock.  Each of these shareholders has no beneficial interest in the other party=s respective holdings.

(2)
Deepak Rai, the owner of 12,500 shares of common stock, is the brother of Surjay Rai, the owner of 12,500 shares of common stock.  Each of these shareholders has no beneficial interest in the other party=s respective holdings.  Additionally, both are brothers of Rajan Rai, the sole director and officer of Kushi, and do not reside with him

(3)	Gary Rai, the owner of 100,000 shares of common stock, is the cousin of Rajan Rai, the sole director and officer of Kushi, and does not reside with him.
(4)
Alexis Singh, the owner of 12,500 shares of common stock, is the wife of Sandeep Bobby Singh, the owner of 125,000 shares of common stock.  As such, beneficial ownership of each such party may be attributed to the other party.

(5)
Hardeep Singh, the owner of 175,000 shares of common stock, is the brother of Sandeep Bobby Singh, the owner of 125,000 shares of common stock.  Each of these shareholders has no beneficial interest in the other party=s respective holdings.

(6)
Mulkeet Singh, the owner of 12,500 shares of common stock, is the father of both Hardeep Singh, the owner of 175,000 shares of common stock, and Sandeep Bobby Singh, the owner of 125,000 shares of common stock.  Each of these shareholders has no beneficial interest in the other party=s respective holdings.

Other than detailed in the footnotes above, management is not aware of any family relationships among selling shareholders.

Page - 14

To the best of Kushi=s knowledge and belief, all of the shares of common stock are beneficially owned by the registered stockholders.  The registered stockholders each have the sole voting and dispositive power over their shares.  There are no voting trusts or pooling arrangements in existence and no group has been formed for the purpose of acquiring, voting or disposing of the security.

None of the selling stockholders are broker-dealers or affiliates of a broker-dealer.  All of the selling shareholders acquired their shares in a non-public offering that satisfied the provisions of Regulations S.  Each of these selling stockholders also agreed, as set out in their respective subscription agreements and as evidenced by the legend on their respective share certificates, that they would not, within one year after the original issuance of those shares, resell or otherwise transfer those shares except pursuant to an effective registration statement, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to any other exemption from registration pursuant to the Securities Act, if available.

Plan of Distribution

The selling stockholders, who currently own 2,230,000 shares of Kushi=s common stock, may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may be trading from time to time;

2.	in privately negotiated transactions;

3.	through the writing of options on the common stock;

4.	in short sales; and

5.	in any combination of these methods of distribution.

No public market currently exists for Kushi=s shares of common stock.  Management intends to contact an authorized OTC Bulletin Board market maker for sponsorship of Kushi=s shares of common stock on the OTC Bulletin Board.  The OTC Bulletin Board is a securities market but should not be confused with the NASDAQ market.  OTC Bulletin Board companies are subject to less restrictions and regulations than are companies traded on the NASDAQ market.  There is no assurance that Kushi=s shares of common stock will be quoted on the OTC Bulletin Board.

The NASD regulates the OTC Bulletin Board and has requirements regarding the quotation of securities.  Kushi currently does not meet these requirements because Kushi=s shares of common stock are unregistered and Kushi is not yet a reporting company with the SEC.  Management intends to register Kushi=s shares of common stock by [ten days + effective date] by filing a Form 8-A with the SEC.  This Form 8-A will also cause Kushi to become a reporting company.  Kushi cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for Kushi=s shares of common stock may be sustained even if developed.

Regarding management=s intention to contact an authorized OTC Bulletin Board market maker for sponsorship of Kushi=s shares of common stock on the OTC Bulletin Board, management intends to engage a market maker to file an application on Kushi=s behalf in order to make a market for its shares of common stock by [ninety days + effective date].  Management expects that the application process will take two to four months to complete due to the detailed review process that Kushi must undergo.  If Kushi=s shares of common stock are quoted on the OTC Bulletin Board, it will become simpler to buy and sell Kushi=s shares of common stock and management expects the liquidity of Kushi=s shares of common stock will be improved.

The selling shareholders are required to sell their shares of common stock at $0.05 per share until Kushi=s shares are quoted on the OTC Bulletin Board.  Thereafter, the sales price offered by the selling stockholders to the public may be:

a.	the market price prevailing at the time of sale;

b.	a price related to such prevailing market price; or

c.	such other price as the selling shareholders determine from time to time.

Page - 15

The shares may also be sold in compliance with the Rule 144 the Securities Act of 1933.  A description of the selling limitations defined by Rule 144 can be located on page 37 of this prospectus.

The selling stockholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.  The selling stockholders will likely pay the usual and customary brokerage fees for such services.  Brokers or dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling stockholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker=s or dealer=s commitment to the selling stockholders.  Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the selling stockholders may distribute shares to one or more of their partners who are unaffiliated with Kushi.  Such partners may, in turn, distribute such shares as described above.

If any of the selling stockholders enter into arrangements with brokers or dealers, as described above, Kushi is obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

Kushi has filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling stockholders.  There can be no assurance that the selling stockholders will sell any or all of their offered shares.

Kushi will not receive any of the proceeds from the sale of the shares being offered by the selling stockholders.  Kushi is bearing all costs relating to the registration of the selling stockholders= shares of common stock.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of their shares of common stock.

The selling stockholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of their shares of common stock.  In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with Kushi=s common stock;

2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	not bid for or purchase any of Kushi=s securities or attempt to induce any person to purchase any of Kushi=s securities other than as permitted under the Securities Exchange Act.

Penny Stock rules

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Kushi will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Page - 16

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

!	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

!	contains a description of the broker=s or dealer=s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

!	contains a brief, clear, narrative description of a dealer market, including Abid@ and Aask@ prices for penny stocks and the significance of the spread between the bid and ask price;

!	contains a toll-free telephone number for inquiries on disciplinary actions;

!	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

!	contains such other information and is in such form (including language, type, size, and format) as the Commission will require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

!	with bid and offer quotations for the penny stock;

!	the compensation of the broker-dealer and its salesperson in the transaction;

!	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

!	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for Kushi=s stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

The additional burdens imposed upon broker-dealers by such disclosure requirements may discourage broker-dealers from effecting transactions in Kushi=s securities, which could severely limit the market price and liquidity of Kushi=s securities.

Regulation M

During such time as Kushi may be engaged in a distribution of any of the shares it is registering by this registration statement, Kushi is required to comply with Regulation M of the Securities Exchange Act of 1934.  Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities.  Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a Adistribution@ as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a Adistribution participant@ as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Page - 17

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  Kushi has informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and Kushi has also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the shares of common stock offered by this prospectus.

It is strongly recommended that selling stockholders and distribution participants consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS

Kushi is not aware of any pending litigation or legal proceedings and none have been contemplated or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Any director of Kushi is elected by the stockholders to a term of one year and serves until his successor is elected and qualified.  Any officer of Kushi is appointed by the board of directors to a term of one year and serves until his successor is duly appointed and qualified, or until he is removed from office.  The board of directors has no nominating, auditing or compensation committees.

The name, age and position of Kushi=s sole officer and director is set forth below:

Name and Address	Age	Positions
Rajan Rai	32	Chief Executive Officer, President, Chief Financial Officer, Treasurer, Corporate Secretary, and sole member of Kushi=s board of directors

Background of officers and sole director

Rajan Rai ! Mr. Rai (32 years old) has been the sole director and officer of Kushi since inception. For the past five years, Mr. Rai has been self-employed as a consultant and is a part owner in a real estate development and management company.

Given that Mr. Rai has no previous experience in mineral exploration or operating a mining company, he intends to perform his job for Kushi by engaging consultants who have experience in the areas where he is lacking.

Significant Employees and Consultants

Kushi has no significant employees other than Mr. Rai who is Kushi=s sole director and officer.  Mr. Rai will devote approximately 20 hours per week or 33% of his working time to Kushi=s business.  For Kushi=s accounting requirements management utilizes the consulting services of DaCosta Management Corp. of Vancouver, Canada to assist in the preparation of Kushi=s annual and interim financial statements in accordance with accounting principles generally accepted in the United States.

Conflicts of interest

Though Mr. Rai does not work with any other mineral exploration companies other than Kushi, he may in the future.  Kushi does not have any written procedures in place to address conflicts of interest that may arise between its business and the future business activities of Mr. Rai.

Page - 18

Audit Committee Financial Expert

Kushi does not have a financial expert serving on an audit committee.  Kushi does not have an audit committee because it is a start-up exploration company and has no revenue.

Code of Ethics

Kushi has adopted a code of ethics that applies to all its executive officers and employees, including its CEO and CFO.  See Exhibit 14 B Code of Ethics for more information.  Kushi undertakes to provide any person with a copy of its code of ethics free of charge.  Please contact Rajan Rai at 778-835-9200 to request a copy of Kushi=s code of ethics.  Management believes Kushi=s code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this registration statements, the total number of shares of common stock owned beneficially by Kushi=s director and officers, individually and as a group, and the present owners of 5% or more of Kushi=s total outstanding shares of common stock.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Security Ownership of Certain Beneficial Owners (more than 5%)

Title of class	Name and address of beneficial owner	Number of shares beneficially owned (1)	Percent of class (2)
Shares of common stock	Rajan Rai 2215 South West Marine Drive Vancouver, British Columbia V6P 6C1 Canada	3,000,000	57.4%
    (1)  The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Form SB-2 from options, warrants, rights, conversion privileges or similar obligations.
    (2)  Based on 5,230,000 shares of common stock issued and outstanding as of the date of this Form SB-2.

Security Ownership of Management

Title of class	Name and address of beneficial owner	Number of shares beneficially owned (1)	Percent of class (2)
Shares of common stock	Rajan Rai 2215 South West Marine Drive Vancouver, British Columbia V6P 6C1 Canada	3,000,000	57.4%
Shares of common stock	All officers and directors as a group (1 person)	3,000,000	57.4%
    (1)       The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Form SB-2 from options, warrants, rights, conversion privileges or similar     obligations.
    (2)  Based on 5,230,000 shares of common stock issued and outstanding as of the date of this Form SB-2.

The person listed is the sole director and officer of Kushi and has full voting and investment power with respect to the shares indicated.  Under the rules of the SEC, a person (or a group of persons) is deemed to be a Abeneficial owner@ of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase Kushi=s shares of common stock.

Page - 19

DESCRIPTION OF SECURITIES

General

Kushi=s authorized capital stock consists of 75,000,000 shares of common stock with a par value $0.001 per share.

Common Stock

As at the date of this prospectus, 5,230,000 shares of common stock are issued and outstanding and held by 33 shareholders of record.  All of the shares of common stock have been validly issued, are fully paid, and are non-assessable.

Holders of Kushi=s shares of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of a majority of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of Kushi=s stockholders.  A vote by the holders of a majority of Kushi=s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to Kushi=s Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate prorata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of Kushi=s shares of common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to Kushi=s shares of common stock.

Preferred Stock

As of the date of this prospectus, Kushi has no preferred stock authorized or issued.

Dividend Policy

As of the date of this prospectus, Kushi has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of Kushi=s board of directors and will depend upon Kushi=s earnings, if any, its capital requirements and financial position, its general economic conditions, and other pertinent conditions.  It is Kushi=s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

Share Purchase Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase Kushi=s shares of common stock.  Kushi may, however, issue warrants to purchase Kushi=s shares of common stock in the future.

Options

As of the date of this prospectus, there are no options to purchase Kushi=s shares of common stock.  Kushi may, however, in the future grant such options and/or establish an incentive stock option plan for its directors, officers, employees and consultants.

Convertible Securities

As of the date of this prospectus, Kushi has not issued and does not have outstanding any securities convertible into Kushi=s shares of common stock or any rights convertible or exchangeable into Kushi=s shares of common stock.  Kushi may, however, issue such convertible or exchangeable securities in the future.

Page - 20

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in an certain type of Nevada corporation known as an AIssuing Corporation@, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an AIssuing Corporation@ from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An AIssuing Corporation@ is a corporation organized in the state of Nevada and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly.  As Kushi currently has less than 200 stockholders the statute does not currently apply to Kushi.

If Kushi does become an AIssuing Corporation@ in the future, and the statute does apply to Kushi, Mr. Rai, Kushi=s sole director and officer, on his own will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of Kushi=s outstanding shares of common stock, provided he does so by the specified tenth day after any acquisition of a controlling interest.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in Kushi.  Nor was any such person connected with Kushi as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Conrad C. Lysiak, an independent legal counsel retained by Kushi, has provided an opinion on the validity of Kushi=s shares of common stock.

The financial statements included in this prospectus have been audited by Madsen & Associates CPA=s, Inc. of Murray, Utah to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for the Bee Peak Claim was prepared by Stephen G. Diakow, Geological Technician, and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Mr. Diakow as a geological technician.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Kushi pursuant to provisions of the State of Nevada, Kushi has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

Kushi was incorporated on October 3, 2005 under the laws of the state of Nevada.  On the date of incorporation, Rajan Rai was appointed Kushi=s sole director.  On October 3, 2005, Mr. Rai was also appointed president, chief executive officer, chief financial officer, treasurer and corporate secretary of Kushi.  Mr. Rai may be deemed to be Kushi=s promoter.  On January 30, 2006 Kushi acquired one mineral claim in the Province of British Columbia, Canada.  The Bee Peak Claim is registered in the name of Mr. Rai, who has executed a declaration of trust whereby he agrees to hold the Bee Peak Claim in trust for Kushi.

Page - 21

DESCRIPTION OF BUSINESS

Business Development

Kushi Resources Inc. (AKushi@) is a mineral exploration company and is a Nevada corporation that was incorporated on October 3, 2005.

On January 30, 2006, Kushi acquired the Bee Peak mineral claim in the Province of British Columbia, Canada (the ABee Peak Claim@).

Rajan Rai, Kushi=s sole director and officer, has no previous experience exploring for minerals or operating a mining company.  Even if Kushi completes its proposed mineral exploration program and it is successful in identifying a mineral deposit, Kushi will have to spend substantial funds on further drilling and engineering studies before management will know if Kushi has a commercially viable mineral deposit or reserve on the Bee Peak Claim.

Under the Mineral Tenure Act (British Columbia), title to British Columbia mineral claims can only be held by individuals or British Columbia corporations.  Because of this regulation, Kushi=s sole director and officer, Rajan Rai, is holding the Bee Peak Claim in trust for Kushi until management can determine whether there is a commercially viable mineral deposit on the Bee Peak Claim.  If management determines that there is a commercially viable mineral deposit on the Bee Peak Claim management will incorporate a British Columbia subsidiary to hold title to the Bee Peak Claim and Mr. Rai will transfer the Bee Peak Claim to the subsidiary.  The transfer will be at no cost to Kushi other than the costs associated with the incorporation of the British Columbia subsidiary.

The cost of the Bee Peak Claim charged to operations by Kushi was $143, which represented the original staking costs of the Bee Peak Claim.  However, Kushi will incur much more significant expenses in order to explore the Bee Peak Claim as described in the Plan of Operation below.

In December 2006, Kushi engaged Stephen G. Diakow, a geological technician, who is familiar with the Atlin area, to develop a report on and about the Bee Peak Claim.  The report entitled AThe Report on the Bee Peak Mining Claim@ dated December 28, 2006 describes the Bee Peak Claim, the regional geology, the mineral potential of the Bee Peak Claim and recommendations how Kushi should explore the Bee Peak Claim (the AReport@).

The potential economic significance of the Bee Peak Claim is that according to the Report, the Bee Peak Claim is underlain by both Laberge and Sloko Group rocks in proximity to a granitic pluton and a major fault zone.  Plutonic rock is rock that forms from cooled magma deep in the Earth's crust. This geology indicates there is potential to locate gold, as the principal metallic mineral, with a list of associated minerals, including minor amounts of pyrite, tetrahedrite, chalcopyrite, and telluride minerals.

Kushi has no current plans to change its business activities from mineral exploration or to combine with another business.  It is possible that beyond the foreseeable future that if the mineral exploration efforts fail and world demand for the minerals Kushi is seeking drops to the point that it is no longer economical to explore for these minerals Kushi may need to change its business plans.  However, until Kushi encounters such a situation management intends to explore for minerals in British Columbia, Canada or elsewhere.

Kushi has not been involved in any bankruptcy, receivership or similar proceedings.  There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of Kushi=s business.

Business of Kushi

Kushi is an exploration stage company, as defined by Statement of Financial Accounting Standard SFAS No.7 AAccounting and Reporting for Development Stage Enterprises@.  Kushi=s principal business is the acquisition and exploration of mineral resources.  Kushi has not presently determined whether the Bee Peak Claim contains mineral reserves that are economically recoverable.

Page - 22

Kushi is a start-up, development stage company, which has not generated any revenues from its mineral exploration activities.

The following is a summary of the Bee Peak Claim.  Kushi does not have any assets or mineral properties that are currently in production or contain a reserve.

Location and Access

The Bee Peak Claim is located approximately 30 kilometres (18 miles) southwest of the town of Atlin, British Columbia, Canada. The Bee Peak Claim is centered six kilometres (3.6 miles) east of Taku Arm of Tagish Lake at elevations from 1,100 metres to more that 1,500 metres (5,000 feet).

The Bee Peak Claim is located at high elevation on Engineer Mountain in a dissected plateau terrane and for practical purposes is best accessed by helicopter.  The Bee Peak Claim can also be accessed by boat.  Travel time by boat with good conditions takes approximately 1.75 hours.

The town of Atlin is situated on the east shore of Atlin Lake, in northern British Columbia, has a population of about 350 permanent residents and offers most services required in support of mineral exploration activities.

Summary of the Bee Peak Claim

The Bee Peak Claim is unencumbered and in good standing and there are no third party conditions that affect the Bee Peak Claim other than conditions defined by the Province of British Columbia described below.  The combined units make up an area of 410 hectares, which is equivalent to approximately 1,015 acres.  Kushi has no insurance covering the Bee Peak Claim.  Management believes that no insurance is necessary since the Bee Peak Claim is unimproved and contains no buildings or improvements.  The tenure number, claim name, owner, good to date, status, and area as typically recorded in British Columbia is as follows:

Tenure Number	Claim Name	Owner	Good to Date	Status	Area (Hectares)
526773	Bee Peak	201674 (100%)	2008/Jan/30	Good	410.65

There is no assurance that a commercially viable mineral deposit exists on the Bee Peak Claim.  Further exploration will be required before an evaluation as to the economic feasibility of the Bee Peak Claim can be determined.  It is management=s intention to incorporate a British Columbia subsidiary company and record the deed of ownership in the name of the subsidiary if minerals are discovered on the Bee Peak Claim and it appears that it would be economically viable to commercially mine the Bee Peak Claim.  Kushi=s consulting geological technician has written a report and provided Kushi with recommendations of how management should explore the Bee Peak Claim.  Until Kushi can validate otherwise, the Bee Peak Claim is without known reserves and management is planning a three phase mineral exploration program as recommended by Kushi=s consulting geological technician.  Kushi has not commenced any exploration or work on the Bee Peak Claim.

Conditions to Retain Title to the Bee Peak Claim

The Bee Peak Claim has an expiry date of January 30, 2008, and in order to maintain the Bee Peak Claim in good standing it will be necessary for Kushi to coordinate an agent to perform and record valid exploration work with value of CDN$4.00 per hectare in anniversary years 1, 2, and 3, and CDN$8.00 per hectare in subsequent years or pay the equivalent sum to the Province of British Columbia in lieu of work.  Failure to perform and record valid exploration work or pay the equivalent sum to the Province of British Columbia on the anniversary dates will result in forfeiture of title to the Bee Peak Claim.

History of Atlin and the Bee Peak Claim Area

Atlin, British Columbia has always been closely identified with the mining industry, having been established about 1900 as a supply base and winter home for miners and prospectors working in the nearby mines, prospects and placer gold fields.  Placer gold fields are areas where gold is found in the gravels of a mineral claim.  Placer mining continues to be an important component of the local economy and other mining ventures have become increasingly significant in recent years with several properties either in or approaching the permitting and significant financing phases.  Significant mining properties that are located in the Tulesequah River valley, 200 kilometres (120 miles) south of Atlin, are in advanced stages of exploration and approval process and are best accessed from Atlin.

Page - 23

In recent years, the Atlin mining district has been mapped by scientists from the British Columbia Ministry of Energy and Mines, who expanded on the pioneering studies of the federal Geological Survey of Canada conducted from 1957 to 1959.  The formerly enigmatic geology of the area has been rationalized and revealed in publications of the Ministry of Energy and Mines.

Mining exploration intensified during the 1970's when porphyry molybdenum deposits and uranium occurrences located west and north of Surprise Lake were explored by technical surveys and drilling.  The town of Atlin also served as a base of operations for prospecting and geological crews working in the nearby Coast Mountains and the Interior Plateau.

In 1989 and 1990 Golden Bee Minerals Inc. of Kamloops, British Columbia conducted two exploration programs on mineral claims located northeast of the Engineer Mine.  The Engineer Mine is situated close to the east shore of Tagish Lake.  These claims likely covered the Bee Peak Claim.  Golden Bee Minerals Inc. reported the presence on their claims of epitermal to hydrothermal gold-silver mineralization and the discovery of two new zones.  One zone was on Gleaner Mountain and the other one was in proximity to the Bee Peak Claim.

Present Condition of the Bee Peak Claim

Kushi has yet to explore or access the Bee Peak Claim.  However, according to the Report Kushi should expect to find patchy forest cover, with muskeg bogs in lower elevation areas that have poorly developed drainage and/or permafrost.  Management also expects to find evergreen trees, primarily spruce and pine, along the valley walls, and stands of aspen and poplar where drainage is suitable.  Grass slopes are found in many parts of the area.  Tree line is commonly at about 1,500 metres.

The Tagish Lake and Atlin districts of northwestern British Columbia experience moderately cold winters and mild summers.  Precipitation is strongly influenced by rain shadow effects, where the Coast Mountains receive heavy snowfall whereas the valleys and particularly the town of Atlin are much drier.  Summers are warm with frequent rain showers in the mountains.  Winters are cold with temperatures as low as minus 40 degrees Celsius (minus 40 degrees Fahrenheit).  Periods of cold weather are mitigated by short intervals of warm Chinook conditions.

The Atlin mining district is defined by several prominent features, such as the large fiord-like lakes, the somewhat isolated high mountains that surmount the plateau surface, and the snow and ice covered Coast Mountains that rise in the west.  Also, streams are numerous and generally fast flowing.

Currently, there is no equipment, infrastructure or electricity on the Bee Peak Claim.

Geology of the Bee Peak Claim

The Claims are the subject of a geological report prepared by Stephen G. Diakow, Geological Technician, dated December 28, 2006.  Mr. Diakow has not been on the Bee Peak Claim, but he is familiar with the Atlin mining district and has reviewed various government publications, maps, and reports to determine the geology of the Bee Peak Claim.

The Atlin mining district is geologically varied and complex.  It is bordered to the west by the precipitous and glacier shrouded Coast Mountains and the attendant Coast Crystalline Complex of granitic terrains.  The central portion is a deeply dissected plateau dominated by Mesozoic strata of mixed volcanic and volcanogenic formations.  The east sector is a more mature terrain underlain by Cache Creek Group sedimentary rocks of oceanic origin and farther east the underlying formations of Sylvester Group of low grade metamorphic rocks of the mid to late Paleozoic ages.

The Atlin mining district is also structurally complex, with numerous northwesterly-striking fault complexes, some of which are of crustal scale.  These fault complexes can be traced far from the Bee Peak Claim while others are splays that create imbrications of slivers of the various formation.  Early Middle Jurassic deformation resulted in substantial crustal shortening.  The geological complexity encountered in the area results at least in part form its history of several continental plate collisions followed by adjustments as plate fragments moved one against another to form the present mosaic-like configuration.

Page - 24

The geological setting of the Bee Peak Claim is a structurally complex area of Laberge Group and Sloko Group formations and granitic intrusions.  It is situated north of the Llewellyn fault and immediately east of the former Engineer mine.  It is located in Stikinia terrain in the southerly continuation of the Whitehorse Trough, a regional syncline.  The Bee Peak Claim appears to be underlain by Eocene Sloko Group rocks that overlie Lower Jurassic Laberge Group members, and a small plug of Coast Intrusion is shown in proximity.  The Llewellyn fault zone occurs as a series of northwest striking, steeply dipping to vertical faults strands at the contact between Mesozoic strata of the southerly continuation of the Whitehorse Trough and the metamorphosed rocks of the Boundary Ranges of the Coast Crystalline terrane.  It varies in width from some tens of metres to as much as several kilometres.  Eocene Sloko Group rocks are present in the Bee Peak Claim area only as erosional remnants and may have occupied a much larger area that was subsequently eroded.  They are heterogeneous volcanic rocks comprising basal conglomeratic sandstone, rhyolite flows, dikes and ignimbrites, dacitic and andesitic pyroclastic members, basalt, and vitrophyric tuff and breccia.

Competition

The mineral exploration business is an extremely competitive industry.  Kushi is competing with many other exploration companies looking for minerals.  Kushi is one of the smallest exploration companies and a very small participant in the mineral exploration business.  Being a junior mineral exploration company, Kushi competes with other similar mineral exploration companies for financing and joint venture partners.  Additionally, Kushi competes for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Raw Materials

The raw materials for Kushi=s proposed mineral exploration program will be items including camp equipment, sample bags, first aid supplies, groceries and propane.  All of these types of materials are readily available in either the city of Vancouver, British Columbia or the town of Atlin, British Columbia from a variety of suppliers.

Dependence on Major Customers

Kushi has no customers.

Intellectual Property and Agreements

Kushi has no intellectual property such as patents or trademarks.  Additionally, Kushi has no royalty agreements or labor contracts.

Government Controls and Regulations

Kushi will be required to comply with all regulations defined in the Mineral Tenure Act (British Columbia).  The Act is well defined by the Province of British Columbia and is available from Kushi upon request.

Kushi=s business could be adversely affected by new government regulation such as controls on imports, exports and prices, new forms or rates of taxation and royalties.  Kushi=s business could also be adversely affected by regulatory inquiries or investigations into Kushi=s business operations.

There are several governmental regulations that materially restrict the use of minerals.  Under the applicable legislation and regulations, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the mineral claims.  Also, to operate a working mine, the regulatory bodies that govern may require an environmental review process.

In addition, the legal and regulatory environment that pertains to the exploration of minerals is uncertain and may change. Uncertainty and new regulations could increase Kushi=s costs of doing business and prevent Kushi from exploring for mineral deposits.  This could also delay the growth in any potential demand for such mineral deposits and limit Kushi=s ability to generate revenues.   In addition to new laws and regulations being adopted, existing laws may be applied to mining or mineral exploration that has not yet been applied.  These new laws may increase Kushi=s cost of doing business with the result that its financial condition and operating results may be harmed.

Page - 25

The effect of the existing regulations on Kushi=s business is that Kushi is able to carry out its proposed mineral exploration program as Kushi has described in this prospectus.  However, it is possible that a future government could change the regulations that could limit Kushi=s ability to explore the Bee Peak Claim, but management believes this is highly unlikely.

Research and Development Expenditures

Kushi has not incurred any research or development expenditures since its inception on October 3, 2005.

Costs and Effects of Compliance with Environmental Laws

Kushi currently has not costs to comply with environmental laws concerning its proposed mineral exploration program.

Employees

Kushi does not have any employees other than Rajan Rai, its sole director and officer.  Management intends to retain the services of independent geologists, prospectors and consultants on a contract basis to conduct the exploration programs on the Bee Peak Claim starting in June 2008 and as required thought the course of Kushi=s proposed mineral exploration program.  The funds that will be used to pay for the independent geologist, prospectors and consultants will be the funds that already exist in Kushi=s corporate treasury and from funds that Kushi may have to raise in the future.  A detailed explanation of when additional funds will be required can be located in the proposed mineral exploration program described below.

Reports to Security Holders

Kushi is not required to deliver an annual report to security holders.  However, management intends to voluntarily send an annual report to security holders and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form SB-2 registration statement that will be filed with the Securities and Exchange Commission.  Kushi will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (the ASEC@).  As a reporting company Kushi will file quarterly, annual, beneficial ownership and other reports with the SEC.  However, unless Kushi has the requisite number of shareholders Kushi will only be obliged to report to the SEC for one year.

You may read and copy any materials Kushi files with the SEC at the SEC=s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549.  You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Since Kushi is an electronic filer, the easiest way to access Kushi=s reports is through the SEC=s Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

Exploration Plan

Kushi=s plan of operation for the next 12 months is to complete the following objectives within the time periods specified, subject to Kushi obtaining any additional funding necessary for the continued exploration of the Bee Peak Claim.  Kushi does not have enough funds to complete its proposed three phase mineral exploration program, which management plans to complete in the summer of 2010 if the results of Kushi=s Phase One and Phase Two exploration programs are encouraging.  The following is a brief summary of Kushi=s three phase mineral exploration program.

Page - 26

1.
Since the next anniversary date of the Bee Peak Claim is January 30, 2008, Kushi will need to arrange some minor exploration work worth approximately $1,700 (CDN $1,650) or pay the Province of British Columbia approximately $1,700 (CDN $1,650) in lieu of filing exploration expenses in order to keep the Bee Peak Claim in good standing.

2.
As recommended by Kushi=s consulting geological technician, management plans to conduct Phase One of the mineral exploration program starting in June 2008.  Phase One is expected to cost approximately $26,500 (CDN$26,000).  Kushi will conduct a review of the available geochemical data for the region to help focus exploration initiatives, including the Regional Geochemical Survey data from the area close to the Bee Peak Claim.  Next, a suitably equipped and experienced prospecting team will helicopter onto the Bee Peak Claim and will stay for a period of 14 days.  During this period the crew will generally survey the Bee Peak Claim seeking any outcroppings and locating streams.  An outcropping is a part of a rock formation that appears above the surface of the surrounding land.  The crew will use global positioning equipment and take a total of 80 samples, including rock, stream sediment, and stream sediment panned concentrate samples.  All samples will be bagged and tagged for location, date and time for later analysis.  After this period is over the crew will return to Atlin by helicopter.

3.
The samples obtained during Phase One of the mineral exploration program will be analyzed and considered with reference to the regional database.  Kushi will review the results of Phase One in the winter of 2008.   Kushi will engage a consulting geologist to interpret the results of Phase One.  If Kushi is able to identify favorable rock formations and structures with elevated metal values Kushi will plan and conduct Phase Two of the mineral exploration program.

4.
If Phase Two of the mineral exploration program were to proceed, Kushi=s consulting geological technician has indicated that Kushi should budget approximately $66,000 (CDN $65,000)  for Phase Two, but depending on efficiencies, field conditions and the scope of surveys, and trenching, the budget may be closer to $153,000 (CDN $150,000).  If Kushi proceeds with Phase Two Kushi  would do so in June to September 2009.   A prospector and geologist will helicopter onto the Bee Peak Claim and will stay for a period of 10 days.  During this period the crew will use global positioning equipment and will obtain 50 samples from locations that would be determined during the Phase One review.  All samples will be bagged and tagged for location, date and time for later analysis.  Also, the program will include further rock and soil geochemistry sampling, a limited amount of trenching using hand tools and dynamite, additional geochemical sampling, and simple geophysical survey methods.  After this period is over the crew will return to Atlin by helicopter.

5.
In the case that Phase Two of the mineral exploration program takes place, Kushi will review its results in the winter of 2009.  If Kushi is able to continue to confirm elevated metal values at specific hand drilled targets Kushi would consider Phase Two a success and would plan for Phase Three of the mineral exploration program.  Phase Three is expected to cost at least $192,000 (CDN $191,000) and will be speculative, depending on the location and configuration of the mineral zones.  It is likely that further geophysical surveys with different techniques or more densely spaced observations will be required to assist in designing a program of diamond drill holes to test the deeper potential of the best parts of the Bee Peak Claim.  Costs, including, the cost of a limited drilling campaign, are difficult to estimate but in a somewhat remote area like the Been Peak Claim are likely to be fairly high.  At this stage, Kushi would seek to link with a major resource company in a joint venture relationship in recognition of financing requirements.  If Kushi goes ahead with Phase Three it would commence in June 2010.

As at August 31, 2007, Kushi had a cash balance of $22,844.  Kushi will have to raise additional funds some time prior to June 2008 so that Phase One of the mineral exploration program can commence in June 2008.

During the next 12 months, Kushi does not anticipate generating any revenue and additional funds will be required.  The additional funding will come from equity financing from the sale of Kushi=s common stock or sale of part of its interest in the Bee Peak Claim.  If Kushi is successful in completing an equity financing, existing shareholders will experience dilution of their interest in Kushi.  Kushi does not have any financing arranged and Kushi cannot provide investors with any assurance that it will be able to raise sufficient funding from the sale of its common stock to fund the mineral exploration program.  In the absence of such financing, Kushi=s business will fail.

Page - 27

Kushi may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete Phase Three of the mineral exploration program.  Kushi has not undertaken any efforts to locate a joint venture partner for Phase Three.  If Kushi enters into a joint venture arrangement, Kushi will assign a percentage of its interest in the Bee Peak Claim to the joint venture partner.

Based on the nature of Kushi=s business, management anticipates incurring operating losses in the foreseeable future.  Management base this expectation, in part, on the fact that very few mineral claims in the exploration stage ultimately develop into producing, profitable mines.  Kushi=s future financial results are also uncertain due to a number of factors, some of which are outside Kushi=s control. These factors include, but are not limited to:

a)	Kushi=s ability to raise additional funding;
b)	the market price for minerals;
c)	the results of Kushi=s proposed exploration programs on the Bee Peak Claim; and
d)	Kushi=s ability to find joint venture partners for the development of its interest in the Bee Peak Claim.

Due to Kushi=s lack of operating history and present inability to generate revenues, Kushi=s auditors have stated their opinion that there currently exists substantial doubt about Kushi=s ability to continue as a going concern.  Even if Kushi completes its current exploration program and is successful in identifying a mineral deposit, Kushi will have to spend substantial funds on further drilling and engineering studies before Kushi will know if it has a commercially viable mineral deposit or reserve.

Transportation Purchase Plan

The transportation costs of Phase One is comprised of helicopter service from Atlin to the Bee Peak Claim.  For Phase One, $7,015 (CDN$6,900) will be budgeted to allow for four hours of helicopter trips from Atlin, British Columbia to the Bee Peak Claim and for travel expenses to review files at the Geological Survey Branch in Victoria and Vancouver, British Columbia.  Also included in the budget will be the mobilization costs to and from the Atlin mining district.

Equipment Purchase Plan

Kushi will purchase camp equipment and prospecting supplies for Phase One.  The expected cost of the camp equipment such as tents, stove, and other typical camping equipment will be $1,017 (CDN$1,000).

Consumable Purchase Plan

Kushi will purchase consumables including groceries and propane to provide for two persons for 14 days for Phase One of the mineral exploration program.  The expected cost of these consumables will be $1,017 (CDN$1,000).

Employee hiring (Labor) Plan

Kushi will not hire any employees.  Kushi will use two consulting prospectors to perform Phase One of the mineral exploration program.  The expected cost of each prospector is CDN $330  per day.  Kushi is budgeting to pay each prospector for 14 days to conduct Phase One plus additional wages to complete a review of the regional database.  The expected cost of labor for Phase One will be $10,471 (CDN $10,300).

Sample Analysis Plan

Kushi plans to allow for the analysis for up to 80 samples.  The estimated cost of each sample is $20 (CDN $20) per sample.  The expected cost for sample analysis will be $1,627 (CDN $1,600) for the Phase One exploration program.  Also, Kushi will budget for $1,017 (CDN $1,000) for the assembling and reporting results of the field work and an additional $508 (CDN $500) for the purchase of maps, air photographs and publications to be reviewed in conjunction with the regional database.

Phase One Exploration Cost Review

The costs described above, which include transportation, equipment, consumables, labor, and sample analysis, make up the entire cost of Phase One of the mineral exploration program.  All the costs described above are estimated so Kushi will provide a 15% contingency allowance for unanticipated and wrongly estimated costs.  The table below summarizes the cost estimate for Phase One of the mineral exploration program.

Page - 28

Phase One Exploration Items	Cost Estimate (CDN$)
Transportation	$ 6,900
Equipment	$ 1,000
Consumables	$ 1,000
Labor	$ 10,300
Sample Analysis	$ 3,100
Contingency (15%)	$ 3,345
Phase One Total	CDN$25,645

Accounting and Audit Plan

Kushi intends to continue to have its outside consultant assist in the preparation of Kushi=s quarterly and annual financial statements and have these financial statements reviewed or audited by Kushi=s independent auditor.  Kushi=s outside consultant is expected to charge approximately $1,000 to prepare Kushi=s quarterly financial statements and approximately $1,250 to prepare Kushi=s annual financial statements.  Kushi=s independent auditor is expected to charge approximately $1,250 to review Kushi=s quarterly financial statements and approximately $4,000 to audit Kushi=s annual financial statements.  In the next 12 months, management anticipates spending approximately $12,000 to pay for Kushi=s accounting and audit requirements.

Risks and Uncertainties

There are a number of known material risks and uncertainties that are reasonably likely to have a material impact on Kushi=s revenues, operations, liquidity and income over the short and long term.  The primary risk that Kushi faces over the long term is that the Bee Peak Claim may not contain a commercially viable mineral deposit.  If the Bee Peak Claim does not contain a commercially viable deposit this will have a material effect on Kushi=s ability to earn revenue and income as Kushi will not be able to sell any minerals.

There are a number of industry-wide risk factors that may effect Kushi=s business.  The most significant industry-wide risk factor is that mineral exploration is an inherently risky business.  Very few exploration companies go on to discover economically viable mineral deposits or reserves that ultimately result in an operating mine.  In order for Kushi to commence mining operations Kushi faces a number of challenges, which include finding qualified professionals to conduct Kushi=s proposed mineral exploration program, obtaining adequate financing to continue its proposed mineral exploration program, locating a viable ore body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue.

Another important industry-wide risk factor is that the price of commodities can fluctuate based on world demand and other factors.  For example, if the price of a mineral were to dramatically decline this could make any ore Kushi has on the Bee Peak Claim be uneconomical to mine.  Kushi and other companies in the mineral exploration business are relying on a price of ore that will allow them to develop a mine and ultimately generate revenue by selling minerals.

Additionally, because the Bee Peak Claim is in a remote region of Canada and in an area of inclement weather Kushi faces risks and uncertainties relating to the operation of its proposed mineral exploration program.  This presents both a short and long term risk to Kushi in that poor weather could delay the proposed mineral exploration program and prevent Kushi from exploring the Bee Peak Claim as planned.  This is a risk shared by many exploration companies in the same business.  Kushi has the ability to monitor weather predictions and can preserve capital by not sending exploration crews out in poor weather conditions.  However, such weather delays could cause Kushi to not be able to explore the Bee Peak Claim and not be able to file valid exploration work with the Province of British Columbia.  Failure to file valid exploration work would mean Kushi would have to pay the Province of British Columbia in lieu of exploration in order to keep title to the Bee Peak Claim.  Payments in lieu of exploration are generally not an efficient use of funds since it does not advance the understanding of a potential mineral deposit.  However, these payments are sometimes required in Kushi=s business.

Page - 29

Finally, Kushi faces a risk of not being able to finance its proposed mineral exploration program.  With each unsuccessful attempt at locating a commercially viable mineral deposit Kushi becomes more and more unattractive in the eyes of investors.  Currently, Kushi does not have sufficient funds to complete this offering and Phase One of its proposed mineral exploration program.  At minimum, by January 2008 Kushi will need to raise the required financing to complete the minor exploration work on the Bee Peak Claim worth approximately $1,700 (CDN$1,650) or pay the Province of British Columbia approximately $1,700 (CDN$1,650) in lieu of filing exploration expenses in order to keep the Bee Peak Claim in good standing. Kushi will need to raise the additional financing to complete its proposed mineral exploration program.  Without adequate financing Kushi cannot operate exploration programs.  However, this risk is faced by all exploration companies and it is not unique to Kushi.

Critical Accounting Policies and Estimates

An appreciation of Kushi=s critical accounting policies is necessary to understand its financial results.  These policies may require that management makes difficult and subjective judgments regarding uncertainties, and as a result, such estimates may significantly impact Kushi=s financial results.  The precision of these estimates and the likelihood of future changes depend on a number of underlying variables and a range of possible outcomes.  Other than Kushi=s accounting for mineral property costs, its critical accounting policies do not involve the choice between alternative methods of accounting.  Management has applied Kushi=s critical accounting policies and estimation methods consistently.

Mineral Property Costs

Kushi has been in the exploration stage since inception on October 3, 2005 and has not yet realized any revenues from its planned operations.  Kushi is primarily engaged in the acquisition and exploration of mining properties.  Kushi expenses mineral property exploration costs as they are incurred.  Mineral property acquisition costs are initially capitalized, when incurred, using the guidance in the Emerging Issues Task Force (“EITF”) 04-02, Whether Mineral Rights are Tangible or Intangible Assets.  Kushi assesses the carrying costs for impairment under Statement of Financial Accounting Standard (“SFAS”) No. 144, Accounting for Impairment or Disposal of Long Lived Assets at each fiscal quarter end.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property.  Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value.  During the year ended February 28, 2007, from inception (October 3, 2005) to February 28, 2006 and 2007 and for the three and six month periods ended August 31, 2007 and 2006, and from inception (October 3, 2005) to August 31, 2007, Kushi expensed $7,625, $143, $7,768, $0, $0, $0, $1,030 and $7,768 respectively, in mineral property exploration and development costs.

Once Kushi has determined that a mineral property can be economically developed, as a result of establishing proven and probable reserves, the costs then incurred to develop such property, will be capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Foreign Currency Translation

Kushi=s functional and reporting currency is the United States dollar.  Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 Foreign Currency Translation, using the exchange rate prevailing at the balance sheet date.  Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income.  Foreign currency transactions are primarily undertaken in Canadian dollars.  Kushi has not to the date of this filing, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Page - 30

Financial Instruments

Foreign Exchange Risk

Kushi is subject to foreign exchange risk for transactions denominated in foreign currencies.  Foreign currency risk arises from the fluctuation of foreign exchange rates and the degree of volatility of these rates relative to the United States dollar.  Management does not believe that Kushi has any material risk due to foreign currency exchange.

Concentration of Credit Risk

Financial instruments that potentially subject Kushi to significant concentrations of credit risk consist principally of cash deposits.  At August 31, 2007 and February 28, 2007, Kushi had approximately $23,000 and $39,000, respectively in cash that was not insured.  This cash is on deposit with a large chartered Canadian bank.  Kushi has not experienced any losses in cash balances and management does not believe Kushi is exposed to any significant credit risk on its cash deposits.

Income Taxes

Income tax expense is based on pre-tax financial accounting income.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities.  The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, management believes, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

At February 28, 2007 and 2006 Kushi had the following deferred tax assets that primarily relate to net operating losses.  A 100% valuation allowance has been established; as management believes it is more likely than not that the deferred tax assets will not be realized.

	2007	2006
Federal loss carryforwards	$7,597	$1,507
Less: valuation allowance	$(7,597)	$(1,507)
	$-	$-

Kushi=s valuation allowance increased during 2007 and 2006 by $6,090 and $1,507 respectively.

Kushi had the following net operating loss carryforwards (ANOL=s@) at February 28:

2007	2006
$22,343	$4,431
$22,343	$4,431

The federal NOL=s expire through February 28, 2027.  Kushi was incorporated as a Nevada corporation and not subject to state taxes.  Income tax expense has not been recognized for the year ended February 28, 2007 or for the period from October 3, 2005 (inception) to February 28, 2007 and no taxes were payable at February 28, 2007 for 2006, because Kushi has incurred losses since its inception.

Page - 31

Recent Accounting Pronouncements

Refer to Note 2, in Kushi=s Notes to the Financial Statements for a discussion of recent accounting standards and pronouncements.

Operations Review

During the six months ended August 31, 2007, Kushi had a net losses of $26,362.  As of August 31, 2007, Kushi’s current assets consisted of cash of $22,844 and accrued accounts receivable of $311.  When this cash balance is offset against its current obligations of $2,500 in accounts payable, $1,000 in accrued administrative fees, $11,360 in accrued professional fees and $500 that is due to Rajan Rai, Kushi is left with working capital of $7,795.  Management believes Kushi’s cash position as of the date of this filing is inadequate to satisfy its working capital needs.  Over the next twelve months management anticipates that Kushi’s operating costs will be approximately $100,000.

Over the next twelve months, management does not anticipate generating any revenue.  Kushi plans to fund its operations through equity financing from the sale of its shares of common stock or through the sale of a part interest in the Bee Peak Claim.  Kushi does not have any financing arranged and cannot provide any assurance that it will be able to raise sufficient funding from the sale of its shares of common stock or that Kushi will be able to sell a part interest in the Bee Peak Claim, to cover its general and administrative expenses or to fund Phase One of the proposed mineral exploration program.

Kushi may consider entering into a joint venture partnership with a major resource company to provide the required funding to complete any of the phases of the proposed mineral exploration program.  Although Kushi has not attempted to locate a joint venture partner, if it enters into a joint venture arrangement, it would assign a percentage of its interest in the Bee Peak Claim to its joint venture partner.

Related-Party Transactions

Kushi recognized donated rent at $250 per month and donated services provided by its president, Rajan Rai, at $500 per month until January 31, 2007.  Subsequent to January 31, 2007, Kushi has contracted these services out at $1,000 per month.  For the period from October 3, 2005 (inception) to August 31, 2007 Kushi recognized $4,000 in donated rent and $8,000 in donated services.

At August 31, 2007, Kushi was indebted to Mr. Rai in the amount of $500, for an expense he paid on Kushi=s behalf.  Kushi does not have any loans to its director and Kushi does not have any commitments in place to pay any administrative or director=s fees to any related party.  From inception to the date of this filing Kushi=s sole director, Mr. Rai, performed his services without compensation and at the date of this filing Kushi has not determined how Mr. Rai will be compensated.

The Bee Peak Claim is registered in the name of Rajan Rai and pursuant to a trust declaration is held in trust on behalf of Kushi.

On November 28, 2005, Kushi issued 3,000,000 shares of common stock at $0.001 per share to Rajan Rai, the sole director and officer of Kushi.  On February 28, 2006 Kushi issued 12,500 shares of common stock at $0.05 to Deepak Rai, a brother of Rajan Rai, and 12,500 shares of common stock at $0.05 to Surjay Rai, another brother of Rajan Rai.

On January 30, 2006, Kushi issued 100,000 shares of common stock to Gary Rai, a cousin of Rajan Rai, the sole director and officer of Kushi.

Results of Operations (August 31, 2007)

Comparison of the three and six months ended August 31, 2007 and 2006, and the period October 3, 2005 (inception) to August 31, 2007.

      Overall Results of Operations

During the three and six months ended August 31, 2007, Kushi had net losses of $26,362 and $21,608 primarily due to professional fees.  For the period October 3, 2005 (inception) to August 31, 2007, Kushi had a net loss of $48,705 primarily due to professional fees, donated rent and services, exploration and development costs and administrative fees.  Over the next twelve months management expects Kushi’s operating losses to be approximately $~~6~~100,000.

      Revenues

Kushi did not have any operating revenues from inception (October 3, 2005) to the date of this filing.  To date Kushi=s activities have been financed through the proceeds of share subscriptions.  From inception (October 3, 2005) to the date of this filing, Kushi raised a total of $44,500 from private offerings of its shares of common stock.  Due to the nature of Kushi=s business management does not expect Kushi to have operating revenues within the next year.

Operating Expenses

Kushi’s operating expenses increased by $20,377 from $2,277 for the three months ended August 31, 2006 to $22,654 for the three months ended August 31, 2007.  The increase was primarily due to a charge of approximately $1,000 for the quarter for administrative fees during the three months ended August 31, 2007, which covered Kushi’s rent, accounting and administrative services for this period, as opposed to charges for donated rent and services of $250 and $500, respectively per month for the three months ended August 31, 2006.  During the three months ended August 31, 2006 Kushi did not have any professional fees, however during second quarter of 2007 Kushi paid, accrued or had payable approximately $22,000 in professional fees associated with this filing.

Kushi’s operating expenses increased by $20,673 from $5,689 for the six months ended August 31, 2006 to $26,362 for the six months ended August 31, 2007.  The increase was primarily due to payment of approximately $~~1~~4,000 per month for administrative fees during the six months ended August 31, 2007, which covered Kushi’s rent, accounting and administrative services for this period, as opposed to charges for donated rent and services of $250 and $500 respectively, per month during the six months ended August 31, 2006.  During the six months ended August 31, 2006 Kushi did not have any professional fees, however during the six months ended August 31, 2007, Kushi paid, accrued or had payable approximately $22,000 in professional fees associated with this filing.  During the six months ended August 31, 2007, Kushi did not have any exploration or development costs.  However, during the six months ended August 31, 2006 Kushi spent $1,030 on exploration and development costs.

During the period October 3, 2005 (inception) to August 31, 2007 Kushi has spent at total of $48,705 on operating expenses.

Over the next 12 months management anticipates that Kushi’s operating expenses will be approximately $100,000, which includes, among others, the estimated cost of Phase One of the proposed mineral exploration program of $26,500 (CDN$26,000) and $6,000 in administration costs and professional fees related to this offering of $50,000.

Results of Operations (February 28, 2007)

Comparison of the year ended February 28, 2007 and the period October 3, 2005 (inception) to February 28, 2006.

Overall Results of Operations

During the year ended February 28, 2007, Kushi had a net loss of $17,912, and for the period October 3, 2005 (inception) to February 28, 2006, Kushi had a net loss of $4,431.  Over the next 12 months management expects Kushi=s operating losses to be approximately $100,000.

Revenues

Kushi did not have any operating revenues from inception (October 3, 2005) to the date of this filing.  To date Kushi=s activities have been financed through the proceeds of share subscriptions.  From inception (October 3, 2005) to the date of this filing, Kushi raised a total of $44,500 from private offerings of its shares of common stock.  Due to the nature of Kushi=s business management does not expect Kushi to have operating revenues within the next year.

Operating Expenses

Kushi’s operating expenses increased by $13,481 from $4,431 for the period October 3, 2005 (inception) to February 28, 2006 to $17,912 for the year ended February 28, 2007.  The increase was primarily due to donated rent and services fees of $250 and 500, respectively per month being charged for eleven months during fiscal 2007 as opposed to five months during the period ended February 28, 2006.  On February 1, 2007 Kushi began paying approximately $1,000 per quarter in administrative fees which cover its rent, accounting and administrative services.   During the period ended February 28, 2006 Kushi did not have any professional fees, however during fiscal 2007 Kushi accrued $500 for the legal, accounting and auditing fees associated with this filing.  During the period ended February 28, 2006 Kushi spent $143 on exploration and development costs.  During the year ended February 28, 2007 Kushi spent $7,625 on exploration and development costs, $6,000 of which was spent on geological reports and $1,600 of which Kushi paid to keep the Bee Peak Claim in good standing.

During the period October 3, 2005 (inception) to December 31, 2006 Kushi has spent a total of $22,343 on operating expenses.

Page - 32

Off-Balance-Sheet Arrangements

Kushi has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to its investors.  Kushi does not have any non-consolidated, special-purpose entities.

Liquidity, Capital Resources and Financial Position

For the Six Months Ended August 31, 2007

At August 31, 2007, Kushi had a cash balance of $22,844 and used $15,813 in cash for operations.  From October 3, 2005 (inception) to August 31, 2007, Kushi had negative cash flows from operations of $21,656.  To date Kushi has funded its operations with $44,500 in cash that it received from the sale of its shares of common stock.

In the notes to Kushi’s August 31, 2007 financial statements Kushi discloses its uncertain ability to continue as a going concern.  Management has not and does not expect to generate any revenues to cover its expenses while Kushi is in the exploration stage and as a result Kushi has accumulated a deficit of $48,705 since inception.  At August 31, 2007, Kushi had $15,360 in current liabilities, and when its current liabilities are offset against its current assets of $23,155 Kushi is left with working capital of $7,795.  Kushi’s ability to achieve and maintain profitability and positive cash flows is dependent upon its ability to locate profitable mineral properties, generate revenues from its mineral production and control production costs.  Based upon current plans, management expects to incur operating losses in future periods.  These factors raise substantial doubt regarding Kushi’s ability to continue as a going concern.  There is no assurance that Kushi will be able to generate revenues in the future.  Kushi’s financial statements do not give effect to any adjustments that would be necessary should Kushi be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.  While Kushi has successfully generated sufficient working capital through the sale of its shares of common stock to the date of this filing and management believes that Kushi can continue to do so for the next year, there are no assurances that Kushi will succeed in generating sufficient working capital through the sale of its shares of common stock to meet its ongoing cash needs.

Net Cash Used in Operating Activities

Net cash provided by operating activities during the six months ended August 31, 2007, was $15,813.  Kushi used $26,362 to cover operating costs, which costs are offset by increases in accounts payable of $2,500 and accrued professional fees of $10,860.  Kushi used $2,500 to pay for accrued exploration fees and $311 was due to an increase in accrued accounts receivable.

Net Cash Used in Investing Activities

Kushi did not have any investing activities during the six months ended August 31, 2007.

Net Cash Provided By Financing Activities

Kushi did not have any financing activities during the six months ended August 31, 2007.

For The Year Ended February 28, 2007

At February 28, 2007, Kushi had a cash balance of $38,657 and negative cash flows from operations of $5,662.  From October 3, 2005 (inception) to February 28, 2007, Kushi funded its operations with $44,500 in cash that it received from the sale of its shares of common stock.

The notes to Kushi=s financial statements as of February 28, 2007, disclose its uncertain ability to continue as a going concern.  Kushi has not and does not expect to generate any revenues to cover its expenses while it is in the exploration stage and as a result Kushi has accumulated a deficit of $22,343 since inception.  As of February 28, 2007, Kushi had $4,500 in current liabilities, and when its current liabilities are offset against its current assets of $38,657 Kushi is left with a working capital of $34,157.

Page - 33

Net Cash Used in Operating Activities

Net cash used in operating activities during the year ended February 28, 2007, was $5,662.  Kushi used $17,912 to cover operating costs, which costs are offset by donated rent and services of $8,250 and an increase in accrued liabilities of $4,000.

Net Cash Used in Investing Activities

Kushi did not have any investing activities during the year ended February 28, 2007.

Net Cash Provided By Financing Activities

During the year ended February 28, 2007, Kushi paid a total of $5,250 to a subscriber as consideration for the return and cancellation of an aggregate 225,000 shares of common stock.  The shares were cancelled and removed from the issued and outstanding shares.  The shares had been issued as part of Kushi=s private placement on January 30, 2006 (150,000 shares of common stock at $0.01 per share) and the private placement on February 28, 2006 (75,000 shares of common stock at $0.05 per share). Kushi did not recognize any gain or loss on this transaction.

Contingencies and Commitments

Kushi had no contingencies or long-term commitments at August 31, 2007

Contractual Obligations

Kushi did not have any contractual obligations at August 31, 2007.

Internal and External Sources of Liquidity

To date Kushi has funded its operations from the sale of its shares of common stock.

Foreign Exchange

Kushi is subject to foreign exchange risk for transactions denominated in foreign currencies.  Foreign currency risk arises from the fluctuation of foreign exchange rates and the degree of volatility of these rates relative to the United States dollar. Management does not believe that Kushi has any material risk due to foreign currency exchange.

Inflation

Management does not believe that inflation will have a material impact on Kushi=s future operations.

Forward-looking Statements

This prospectus contains forward-looking statements.  These statements are not historical facts, but rather are based on Kushi=s current expectations, estimates and projections about its industry, management=s beliefs and assumptions.  Words including Amay,@ Acould,@ Awould,@ Aanticipates,@ Aexpects,@ Aintends,@ Aplans,@ Aprojects,@ Abelieves,@ Aseeks,@ Aestimates@ and similar expressions are intended to identify forward-looking statements.  Kushi=s actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Kushi described in the Risk Factors section and elsewhere in this prospectus.

The forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which remain beyond Kushi=s control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  These risks and uncertainties include general economic conditions, particularly as they affect Kushi=s ability to raise sufficient working capital, Kushi=s ability to successfully develop its mineral properties, Kushi=s ability to raise sufficient equity to cover its operating expenses, and other factors that are described in the sections of this prospectus titled ARisk Factors,@ AManagement=s Discussion and Analysis or Plan of Operation,@ ABusiness@ and elsewhere.  Kushi cautions you not to place undue reliance on these forward-looking statements, which reflect management=s view only as of the date of this prospectus.  Kushi is not obligated to update these statements or publicly release the results of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Page - 34

DESCRIPTION OF PROPERTY

Kushi=s executive offices are located at 2215 South West Marine Drive, Vancouver, British Columbia, V6P 6C1, Canada. Kushi=s sole officer and director, Rajan Rai, currently provides this space to Kushi free of charge. This space may not be available to Kushi free of charge in the future.

Kushi also has one mineral claims located in the Atlin Mining Division, British Columbia, Canada as described above in the ADescription of Business@ section.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

Since the inception of Kushi on October 3, 2005, no director, executive officer, security holder, or any immediate family of such director, executive officer, or security holder has had any direct or indirect material interest in any transaction or currently proposed transaction, which Kushi was or is to be a participant, that exceeded the lesser of (1) $120,000 or (2) one percent of the average of Kushi=s total assets at year-end for the last three completed fiscal years, except for the following.

Claim Payments

In return for Rajan Rai holding the one mineral claim in trust for Kushi, Kushi has agreed to make payments on behalf of Mr. Rai to keep the Bee Peak Claim in good standing with the Province of British Columbia.  Kushi anticipates the amount of the payments to be made on behalf of Mr. Rai to be approximately $1,700 (CDN$1,650) annually for the next two years.

Donated Services and Rent

Rajan Rai, Kushi=s sole officer and director, donates services and rent to Kushi that are recognized on its financial statements.  From inception on October 3, 2005 to August 31, 2007, Kushi recognized a total of $8,000 for donated services at a rate of $500 per month and $4,000 for donated rent at a rate of $250 per month.

Transactions with Promoters

Kushi=s sole officer and director, Rajan Rai, is currently the only promoter of Kushi.  Mr. Rai has not received anything of value from Kushi nor is he entitled to receive anything of value from Kushi for services provided as a promoter of Kushi.  Also, since inception, Kushi has not paid any promoter for services provided as a promoter of Kushi.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is presently no public market for Kushi=s common stock.  Rajan Rai anticipates that he will contact a market maker to file an application with the NASD on behalf of Kushi in order to make a market for Kushi=s common stock on the OTC Bulletin Board within 90 days of the effectiveness of the registration statement of which this prospectus forms a part. However, Kushi can provide no assurance that its common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Kushi has no common stock that is subject to outstanding warrants to purchase or securities that are convertible to Kushi=s common stock.

As of November 30, 2007, Kushi had 5,230,000 shares of common stock outstanding of which 2,230,000 shares are owned by non-affiliate shareholders and 3,000,000 shares that are owned by Kushi=s sole director and officer, Mr. Rai, who is an affiliate of Kushi.

Page - 35

Subject to the Rule 144 volume limitations described in the paragraph below there are 3,000,000 shares of Kushi=s common stock owned by Mr. Rai that can begin to be sold pursuant to Rule 144.

Rule 144 Shares

Under Rule 144 a shareholder, including an affiliate of Kushi, may sell shares of common stock after at least one year has elapsed since such shares were acquired from Kushi or an affiliate of Kushi.  Rule 144 further restricts the number of shares of common stock that may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.  Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied.  In addition, a shareholder who is not an affiliate of Kushi, and who has not been an affiliate of Kushi for 90 days prior to the sale, and who has beneficially owned shares acquired from Kushi or an affiliate of Kushi for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Common Stock

As at November 30, 2007, Kushi had 33 registered shareholders of common stock.

Equity Compensation Plans

Kushi has no equity compensation program, including no stock option plan, and none are planned for he foreseeable future.

Registration Rights

Kushi has not granted any registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in Kushi=s articles of incorporation or By-laws that restrict Kushi from declaring dividends.  The Nevada Revised Statutes, however, do prohibit Kushi from declaring dividends where, after giving effect to the distribution of the dividend:

1.	Kushi would not be able to pay its debts as they become die in the usual course of business; and

2.
Kushi=s total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Kushi has not declared any dividends on its shares of common stock.  Kushi does not plan to declare any dividends in the foreseeable future.

Page - 36

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to Kushi=s sole officer for all services rendered in all capacities to Kushi for the fiscal periods indicated.

Summary Compensation Table
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan ($) (g)	Non-qualified Deferred Compen- sation Earnings ($) (h)	All other compen-sation ($) (i)	Total ($) (j)
Rajan Rai CEO and President, Director Oct 2005- present	2007 2006	nil nil	nil nil	nil nil	nil nil	nil nil	nil nil	nil nil	nil nil

Kushi=s sole director has not received any monetary compensation since Kushi=s inception to the date of this prospectus.  Kushi currently does not pay any compensation to the directors serving on its board of directors.

Stock Options

Since Kushi=s inception, no stock options, stock appreciation rights, or long-term incentive plans have been granted, exercised or repriced.

Employment Agreements

Currently, Kushi does not have an employment agreement or consulting agreement with Rajan Rai, Kushi=s sole officer and director, and Kushi does not pay any salary to him.  There is an understanding between Kushi and Mr. Rai that he will work for Kushi at no cost.  Mr. Rai will not be compensated for past, current, or future work.  Also, there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer that provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of Kushi or from a change in a named executive officer=s responsibilities following a change in control.

Page - 37

FINANCIAL STATEMENTS

Kushi=s fiscal year end is February 28.  Kushi will provide audited financial statements to its stockholders on an annual basis; an Independent Registered Public Accounting Firm will audit the statements.

Kushi’s audited financial statements as at February 28, 2007 and 2006 and for the year ended February 28, 2007, for the period from October 3, 2005 (inception) to February 28, 2006 and for the period from October 3, 2005 (inception) to February 28, 2007, and Kushi’s unaudited financial statements as at August 31, 2007, audited financial statements as at February 28, 2007, and unaudited financial statements for the three and six months ended August 31, 2007 and 2006 and for the period from October 3, 2005 (inception) to August 31, 2007, immediately follow

Audited Financial Statements as of February 28, 2007 and 2006

Kushi Resources INC.
(an exploration stage company)

FINANCIAL STATEMENTS
As at February 28, 2007 and for the year ended February 28, 2007, for the period from October 3, 2005 (inception) to February 28, 2006 and for the period from October 3, 2005 (inception) to February 28, 2007

Page - 38

Madsen & Associates CPA’s, Inc.
684 EAST VINE STREET #3
MURRAY, UTAH 84107
TELEPHONE (801) 268-2632
FAX (801) 262-3978

TED A. MADSEN, CPA	MEMBER: AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS
UTAH ASSOCIATION OF
CERTIFIED PUBLIC ACCOUNTANTS

To Stockholders
Kushi Resources, Inc.

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have audited the accompanying balance sheet of Kushi Resources, Inc. (the Company), an exploration stage company, as of February 28, 2007 and the statements of operations, stockholders’ equity, and cash flows for the year ended February 28, 2007 and for the period from inception (October 3, 2005) through February 28, 2007 and 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kushi Resources, Inc., an exploration stage company, as of February 28, 2007 and the results of its operations and cash flows for the year then ended and for the period from inception (October 3, 2005) through February 28, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company does not have the necessary working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 3 to the financial statements.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.
Salt Lake City, Utah
July 2, 2007

Audited F-1

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET

February 28,
2007

ASSETS
Current assets:

Cash	$38,657

Total assets	$38,657

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accrued liabilities	$4,000
Due to related party	500

Total liabilities	4,500

Commitments and contingencies

Stockholders' equity:
Common stock; authorized 75,000,000; $0.001 par value; 5,230,000
issued and outstanding at February 28, 2007	5,230
Additional paid in capital	51,270
Deficit accumulated during the exploration stage	(22,343)

Total stockholders' equity	34,157

Total liabilities and stockholders' equity	$38,657

The accompanying notes are an integral part of these financial statements

Audited F-2

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS

	Year Ended February 28, 2007	From October 3, 2005 (Inception) to February 28, 2006	From October 3, 2005 (Inception) to February 28, 2007

Operating Expenses:

Administrative	$1,000	$-	$1,000
Bank charges and interest	212	38	250
Donated rent	2,750	1,250	4,000
Donated services	5,500	2,500	8,000
Exploration and development costs	7,625	143	7,768
Professional fees	500	-	500
Regulatory	325	500	825

Net loss for the period	$(17,912)	$(4,431)	$22,343

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding:
Basic and diluted	5,313,507	2,258,054

The accompanying notes are an integral part of these financial statements

Audited F-3

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED FEBRUARY 28, 2007 AND
THE PERIOD FROM OCTOBER 3, 2005 (INCEPTION) TO FEBRUARY 28, 2006

				Deficit
	Common Stock Issued			Accumulated
			Additional	During the
	Number of		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance at October 3, 2005 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash	5,350,000	5,350	39,150	-	44,500
Donated services and rent	-	-	3,750	-	3,750
Net loss for the period	-	-	-	(4,431)	(4,431)

Balance at February 28, 2006	5,350,000	5,350	42,900	(4,431)	43,819

Common stock returned to treasury	(105,000)	(105)	(3,945)	-	(4,050)
Common stock issued from treasury for cash	105,000	105	5,145	-	5,250
Common stock cancelled	(120,000)	(120)	(1,080)	-	(1,200)

Donated services and rent	-	-	8,250	-	8,250
Net loss for the year	-	-	-	(17,912)	(17,912)

Balance at February 28, 2007	5,230,000	$5,230	$51,270	$(22,343)	$34,157

The accompanying notes are an integral part of these financial statements

Audited F-4

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	Year Ended February 28, 2007	From October 3, 2005 (Inception) to February 28, 2006	From October 3, 2005 (Inception) to February 28, 2007

Cash flow from operating activities:
Net loss	$(17,912)	$(4,431)	$(22,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Donated rent and services	8,250	3,750	12,000
Changes in operating assets and liabilities:
Accrued liabilities	4,000	-	4,000
Due to related party	-	500	500

Net cash used in operating activities	(5,662)	(181)	(5,843)

Cash flows from investing activities:
	-	-	-

Net cash provided investing activities	-	-	-

Cash flows from financing activities
Cash from issuance of common stock	-	44,500	44,500
Cash paid on cancellation of common stock	(1,200)	-	(1,200)
Cash from issuance of common stock	5,250	-	5,250
Cash paid on cancellation of common stock	(4,050)	-	(4,050)

Net cash provided by financing activities	-	44,500	44,500

(Decrease) increase in cash during the period	(5,662)	44,319	38,657

Cash, beginning of period	44,319	-	-

Cash, end of period	$38,657	$44,319	$38,657

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$-	$-	$-
Interest	$-	$-	$-

The accompanying notes are an integral part of these financial statements

Audited F-5

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2007

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

Kushi Resources Inc. (“Kushi”) was incorporated on October 3, 2005, under the laws of the State of Nevada. Kushi’s principal business is the acquisition and exploration of mineral resources in northern British Columbia, Canada.  Kushi has not presently determined whether its properties contain mineral reserves that are economically recoverable.  Kushi has not commenced significant operations and is considered an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 Accounting and Reporting by Development Stage Enterprises.  In these notes, the terms “Company”, “we”, “us” or “our” mean Kushi.

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Kushi considers all highly liquid instruments with an original maturity or remaining maturity at the date of purchase of three months or less to be cash equivalents.  At February 28, 2007 and 2006, the Company did not have any cash equivalents.

Mineral Property Costs

The Company has been in the exploration stage since its inception on October 3, 2005 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties.  Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred using the guidance in the Emerging Issues Task Force (“EITF”) 04-02, Whether Mineral Rights are Tangible or Intangible Assets.  The Company assesses the carrying costs for impairment under SFAS No. 144, Accounting for Impairment or Disposal of Long Lived Assets at each fiscal quarter end.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property.  Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Audited F-6

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Asset Retirement Obligations

SFAS No. 143 (“SFAS 143”), Accounting for Asset Retirement Obligations addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.    Specifically, SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  In addition, the asset retirement cost is capitalized as part of the asset’s carrying value and subsequently allocated to expense over the asset’s useful life.  At February 28, 2007, the Company did not have any asset retirement obligations.

Financial Instruments

Foreign Exchange Risk

The Company is subject to foreign exchange risk for transactions denominated in foreign currencies.  Foreign currency risk arises from the fluctuation of foreign exchange rates and the degree of volatility of these rates relative to the United States dollar.  The Company does not believe that it has any material risk due to foreign currency exchange.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accrued liabilities.  The fair value of these financial instruments approximate their carrying values due to their short maturities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposits. At February 28, 2007 and 2006, the Company had approximately $39,000 and $44,000, respectively in cash that was not insured.  This cash is on deposit with a large chartered Canadian bank.  As part of its cash management process, the Company performs periodic evaluations of the relative credit standing of this financial institution.  The Company has not experienced any losses in cash balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar.  Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 Foreign Currency Translation, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income.  Foreign currency transactions are primarily undertaken in Canadian dollars.  The Company has not to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Audited F-7

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The Company’s financial statements are based on a number of estimates, including accruals for estimated accounting, auditing and exploration and development expenses.

Comprehensive Income (Loss)

Comprehensive Income (loss) reflects changes in equity that results from transactions and economic events from non-owner sources.  At February 28, 2007 and 2006, the Company has no items that represent a comprehensive income (loss) and, therefore, has not included a schedule of comprehensive income (loss) in the financial statements.

Income Taxes

Income tax expense is based on pre-tax financial accounting income.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Basic and Diluted Net (Loss) Per Common Share (“EPS”)

Basic net (loss) per share is computed by dividing the net (loss) attributable to the common stockholders by the weighted average number of common shares outstanding during the reporting period.  Diluted net income per common share includes the potential dilution that could occur upon exercise of the options and warrants to acquire common stock computed using the treasury stock method which assumes that the increase in the number of shares is reduced by the number of shares which could have been repurchased by the Company with the proceeds from the exercise of the options and warrants (which were assumed to have been made at the average market price of the common shares during the reporting period).

Potential common shares are excluded from the diluted loss per share computation in net loss periods as their inclusion would have been anti-dilutive.

At February 28, 2007 and 2006, the Company had issued 5,230,000 and 5,350,000 respectively, common shares and had no outstanding options or warrants.

Audited F-8

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), Share-Based Payment (“SFAS 123(R)”), which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation.  SFAS 123(R) was effective for public companies for the first fiscal year beginning after June 15, 2005, supersedes Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees, and amends SFAS 95, Statement of Cash Flows.  SFAS 123(R) eliminates the option to use APB 25’s intrinsic value method of accounting and requires recording expense for stock compensation based on a fair value based method.

The adoption of SFAS 123(R) did not have a material effect on the Company’s financial condition or results of operations because since inception the Company has not entered into any share-based transactions.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”), The Fair Value Option for Financial Assets and Financial Liabilities– including an amendment of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, which applies to all entities with available-for sale and trading securities.  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements.  We plan to adopt SFAS 159 effective March 1, 2008.  We are in the process of determining the effect, if any, the adoption of SFAS 159 will have on our financial statements.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2, Accounting for Registration Payment Arrangements. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 21, 2006, the guidance in the FSP was effective for the Company during the last quarter of 2007.  Adoption of this FSP had no impact on our financial position or results of operations.

Audited F-9

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In September 2006, the FASB issued SFAS 158 (“SFAS 158”), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).   This statement requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. The Company will be required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year end statement of financial position is effective for fiscal years ending after December 15, 2008, or fiscal 2009 for the Company. Adoption of SFAS 158 is not expected to have a material impact on our financial statements.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements.   SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure requirements about fair value measurements. SFAS 157 will be effective for the Company March 1, 2007. Adoption of SFAS 157 is not expected to have a material impact on our financial statements.

In September 2006, the Securities and Exchange Commission staff published Staff Accounting Bulletin SAB No. 108 (“SAB 108”), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 addresses quantifying the financial statement effects of misstatements, specifically, how the effects of prior year uncorrected errors must be considered in quantifying misstatements in the current year financial statements. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on our financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, and Interpretation of FASB Statement No. 109 (“SFAS 109”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective beginning in fiscal 2008. Adoption of FIN 48 is not expected to have a material impact on our financial statements.

In March 2006, the FASB issued SFAS No. 156 (“SFAS 156”), Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140.  SFAS 156 amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, with respect to accounting for separately recognized servicing assets and servicing liabilities.  SFAS 156 is effective for fiscal years that begin after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year.  The Company does not have any servicing assets or servicing liabilities and, accordingly, the adoption of SFAS 156 did not have a material impact on our financial statements.

Audited F-10

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In February 2006, the FASB issued SFAS No. 155 (“SFAS 155”) Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140.  This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  Adoption of SFAS 155 did not have a material impact on our financial statements.

In May 2005, the FASB issued SFAS No. 154 (“SFAS 154”), Accounting Changes and Error Corrections.  This statement, which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, requires that a voluntary change in accounting principle be applied retrospectively to all prior period financial statements presented, unless it is impracticable to do so.  SFAS 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate effected by a change in accounting principle, and also provides that correction of errors in previously issued financial statements should be termed a “restatement”.  SFAS 154 is effective for fiscal years beginning after December 15, 2005.  The adoption of SFAS 154 did not have a material impact on our financial statements.

NOTE 3 – GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company’s ability to achieve and maintain profitability and positive cash flows is dependent upon its ability to locate profitable mineral properties, generate revenues from its mineral production and control production costs. Based upon current plans, the Company expects to incur operating losses in future periods.  As at February 28, 2007, the Company had working capital of $34,157 and accumulated losses of $22,343 since inception.  These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. There is no assurance that the Company will be able to generate revenues in the future. These financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

Audited F-11

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2007

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company recognized donated rent at $250 per month and donated services provided by the President of the Company at $500 per month until January 31, 2007.  Between March 1, 2006 and January 31, 2007 the Company recognized $2,750 in donated rent and $5,500 in donated services and for the period from October 3, 2005 (inception) to February 28, 2006 the Company recognized $1,250 in donated rent and $2,500 donated services.

All of the Company’s mineral claims are registered in the name of the President of the Company and pursuant to a trust agreement are held in trust on behalf of the Company (see Note 5).

On November 28, 2005, the Company issued 3,000,000 common shares to its President and on February 28, 2006, the Company issued a total of 25,000 common shares to relatives of its President (see Note 6).

NOTE 5 - MINERAL PROPERTIES

On January 30, 2006, the Company staked one new mineral claim near Atlin, British Columbia, Canada, comprising an area of 410.65 hectares.  The Company is required to incur approximately $1,400 (CDN$1,643) each year on or before January 30, 2008 and 2009 and approximately $2,800 (CDN$3,285) on or before January 30, 2010 and each year thereafter in exploration expenditures or pay the equivalent sum in cash in lieu of work, in order to retain title to the claims (see Note 4).

NOTE 6 - COMMON STOCK

On November 28, 2005, the Company issued 3,000,000 common shares at $0.001 per share for cash of $3,000 to its President (see Note 4).

On January 30, 2006, the Company issued 1,900,000 common shares at $0.01 per share for cash of $19,000.

On February 28, 2006, the Company issued 450,000 common shares at $0.05 per share for cash of $22,500 (see Note 4).

On November 10, 2006, the Company purchased and removed from the issued and outstanding 75,000 and 30,000 common shares at their original sale price of $0.05 and $0.01 respectively, per share. No gain or loss was recognized on this transaction.

On November 10, 2006, the Company purchased and cancelled 120,000 common shares at their original sale price of $0.01 per share. No gain or loss was recognized on this transaction.

On November 10, 2006, the Company issued 105,000 common shares at $0.05 per share for proceeds of $5,250.

Audited F-12

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2007
NOTE 7 – INCOME TAXES

Income tax expense has not been recognized for the year ended February 28, 2007 and the period from October 3, 2005 (inception) to February 28, 2006 and no taxes were payable at February 28, 2007 or 2006, because the Company has incurred losses since its inception.

The Company’s net operating losses (“NOL’s”) for the year ended February 28, 2007 and the period from October 3, 2005 (inception) to February 28, 2006, were:

2007	2006
$17,912	$4,431
$17,912	$4,431

At February 28, 2007 and 2006 the Company had the following deferred tax assets that primarily relate to NOL’s.  A 100% valuation allowance has been established as management believes it is more likely than not that the deferred tax assets will not be realized.

	2007	2006
Federal loss carryforwards	$7,597	1,507
Less: valuation allowance	(7,597)	(1,507)
	$-	$-

The Company’s valuation allowance increased during 2007 and 2006 by $6,090 and $1,507 respectively.

The Company had the following NOL carryforwards at February 28:

2007	2006
$22,343	$4,431
$22,343	$4,431

The federal NOL’s expire through February 28, 2027.  The Company is a Nevada corporation and is not subject to state taxes.

Audited F-13

Unaudited Financial Statements as at August 31, 2007

Kushi Resources Inc.
(an exploration stage company)

FINANCIAL STATEMENTS

As at August 31, 2007 (unaudited) and February 28, 2007 (audited), unaudited financial statements for the three and six months ended August 31, 2007 and 2006 and for the period from October 3, 2005 inception) to August 31, 2007

UnAudited F - 1

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
UNAUDITED

	August 31,	February 28,
	2007	2007

ASSETS
Current assets:

Cash	$22,844	$38,657
Accrued accounts receivable	311	-

Total assets	$23,155	$38,657

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$2,500	$-
Accrued administrative fees	1,000	1,000
Accrued exploration fees	-	2,500
Accrued professional fees	11,360	500
Due to related party	500	500

Total liabilities	15,360	4,500

Commitments and contingencies

Stockholders' equity:
Common stock; authorized 75,000,000; $0.001 par value; 5,230,000
issued and outstanding at August 31 and February 28, 2007	5,230	5,230
Additional paid in capital	51,270	51,270
Deficit accumulated during the exploration stage	(48,705)	(22,343)

Total stockholders' equity	7,795	34,157

Total liabilities and stockholders' equity	$23,155	$38,657

The accompanying notes are an integral part of these financial statements

UnAudited F - 2

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
UNAUDITED

					From
					October 3, 2005
	Three Months Ended August 31,		Six Months Ended August 31,		(Inception) to
	2007	2006	2007	2006	August 31, 2007

Operating Expenses:

Administrative	$1,029	$-	$4,029	$-	$5,029
Bank charges and interest	17	27	35	159	285
Donated rent	-	750	-	1,500	4,000
Donated services	-	1,500	-	3,000	8,000
Exploration and development costs	-	-	-	1,030	7,768
Professional fees	21,608	-	22,298	-	22,798
Regulatory	-	-	-	-	825

Net loss for the period	$(22,654)	$(2,277)	$(26,362)	$(5,689)	$(48,705)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.00)

Weighted average number of shares outstanding:
Basic and diluted	5,230,000	5,350,000	5,230,000	5,350,000

The accompanying notes are an integral part of these financial statements

UnAudited F - 3

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
UNAUDITED

				Deficit
	Common Stock Issued			Accumulated
			Additional	During the
	Number of		Paid-in	Exploration
	Shares	Amount	Capital	Stage	Total

Balance at October 3, 2005 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash	5,350,000	5,350	39,150	-	44,500
Donated services and rent	-	-	3,750	-	3,750
Net loss for the period	-	-	-	(4,431)	(4,431)

Balance at February 28, 2006	5,350,000	5,350	42,900	(4,431)	43,819

Donated services and rent	-	-	2,250	-	2,250
Net loss for the period	-	-	-	(5,689)	(5,689)

Balance at August 31, 2006	5,350,000	5,350	45,150	(10,120)	40,380

Common stock issued for cash	105,000	105	5,145	-	5,250
Common stock cancelled	(120,000)	(120)	(1,080)	-	(1,200)
Common stock returned to treasury	(105,000)	(105)	(3,945)	-	(4,050)
Donated services and rent	-	-	6,000	-	6,000
Net loss for the period	-	-	-	(12,223)	(12,223)

Balance at February 28, 2007	5,230,000	5,230	51,270	(22,343)	34,157

Net loss for the period	-	-	-	(26,362)	(26,362)

Balance at August 31, 2007	5,230,000	$5,230	$51,270	$(48,705)	$7,795

The accompanying notes are an integral part of these financial statements

UnAudited F - 4

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
UNAUDITED

			From
			October 3, 2005
	For the Six Months Ended August 31,		(Inception) to
	2007	2006	August 31, 2007

Cash flow from operating activities:
Net loss	$(26,362)	$(5,689)	$(48,705)
Adjustments to reconcile net loss to net cash used in operating activities:
Donated rent and services	-	4,500	12,000
Changes in operating assets and liabilities:
Accrued accounts receivable	(311)	(6)	(311)
Accounts payable	2,500	-	2,500
Accrued adminitrative fees	-	-	1,000
Accrued exploration fees	(2,500)	-	-
Accrued professional fees	10,860	-	11,360
Due to related party	-	-	500

Net cash used in operating activities	(15,813)	(1,195)	(21,656)

Cash flows from financing activities
Cash from issuance of common stock	-	-	44,500
Cash paid on cancellation of common stock	-	-	(1,200)
Cash from issuance of common stock	-	-	5,250
Cash paid on cancellation of common stock	-	-	(4,050)

Net cash provided by financing activities	-	-	44,500

(Decrease) increase in cash during the period	(15,813)	(1,195)	22,844

Cash, beginning of period	38,657	44,319	-

Cash, end of period	$22,844	$43,124	$22,844

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$-	$-	$-
Interest	$-	$-	$-

The accompanying notes are an integral part of these financial statements

UnAudited F - 5

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2007
(UNAUDITED)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

Kushi Resources Inc. (“Kushi”) was incorporated on October 3, 2005, under the laws of the State of Nevada. Kushi’s principal business is the acquisition and exploration of mineral resources in northern British Columbia, Canada.  Kushi has not presently determined whether its properties contain mineral reserves that are economically recoverable.  Kushi has not commenced significant operations and is considered an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 Accounting and Reporting by Development Stage Enterprises.  In these notes, the terms “Company”, “we”, “us” or “our” mean Kushi.

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars.

All adjustments are of normal recurring nature, and all adjustments necessary for a fair statement of the results for the interim periods have been made.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. At August 31 and February 28, 2007, the Company had approximately $23,000 and $39,000, respectively in cash that was not insured.  This cash is on deposit with a major chartered Canadian bank.  The Company has not experienced any losses in cash balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements.   SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure requirements about fair value measurements. SFAS 157 will be effective for the Company March 1, 2007. Adoption of SFAS 157 did not have a material impact on our financial statements.

In July 2006, the issued FASB Interpretation No. 48 (“FIN 48”), "Accounting for Uncertaintyin Income Taxes". FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

UnAudited F - 6

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2007
(UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

We adopted the provisions of FIN 48 on March 1, 2007. FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements in accordance with SFAS 109. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. The adoption of FIN 48 did not have an impact on our financial position and did not result in unrecognized tax benefits being recorded. Accordingly, no corresponding interest and penalties have been accrued.  We file income tax returns in the U.S. federal jurisdiction and in Nevada.  There are currently no federal or state income tax examinations underway for these jurisdictions. We do however have prior year net operating losses which remain open for examination.

NOTE 3 – GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company’s ability to achieve and maintain profitability and positive cash flows is dependent upon its ability to locate profitable mineral properties, generate revenues from its mineral production and control production costs. Based upon current plans, the Company expects to incur operating losses in future periods.  As at August 31, 2007, the Company has accumulated losses of $48,705 since inception, this factor raises substantial doubt regarding the Company’s ability to continue as a going concern. There is no assurance that the Company will be able to generate revenues in the future. These financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

NOTE 4 - RELATED PARTY TRANSACTIONS

We recognized donated rent at $250 per month and donated services provided by our President at $500 per month until January 31, 2007.  Between March 1, 2006 and August 31, 2006 we recognized $1,500 in donated rent and $3,000 in donated services and for the period from October 3, 2005 (inception) to August 31, 2007 we recognized $4,000 in donated rent and $8,000 donated services.  Subsequent to January 31, 2007, these services were contracted out at $1,000 per month to a non-related company.

At August 31, 2007 and February 28, 2007, we were indebted to our director in the amount of $500, for an expense he paid on our behalf.

UnAudited F - 7

KUSHI RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2007
(UNAUDITED)

All of the Company’s mineral claims are registered in the name of the President of the Company and pursuant to a trust agreement are held in trust on behalf of the Company (see Note 5).

NOTE 4 - RELATED PARTY TRANSACTIONS, continued

On November 28, 2005, the Company issued 3,000,000 common shares to its President and on February 28, 2006, the Company issued a total of 25,000 common shares to relatives of its President (see Note 6).

NOTE 5 - MINERAL PROPERTIES

On January 30, 2006, the Company staked a mineral claim near Atlin, British Columbia, Canada, comprising an area of 410.65 hectares.  The Company is required to incur approximately $1,550 (CDN$1,643) each year on or before January 30, 2008 and 2009 and approximately $3,100 (CDN$3,285) on or before January 30, 2010 and each year thereafter in exploration expenditures or pay the equivalent sum in cash in lieu of work, in order to retain title to the claims (see Note 4).

NOTE 6 - COMMON STOCK

On November 28, 2005, the Company issued 3,000,000 common shares at $0.001 per share for cash of $3,000 to its President (see Note 4).

On January 30, 2006, the Company issued 1,900,000 common shares at $0.01 per share for cash of $19,000.

On February 28, 2006, the Company issued 450,000 common shares at $0.05 per share for cash of $22,500 (see Note 4).

On November 10, 2006, the Company purchased and removed from the issued and outstanding 75,000 and 30,000 common shares at their original sale price of $0.05 and $0.01 respectively, per share. No gain or loss was recognized on this transaction.

On November 10, 2006, the Company purchased and cancelled 120,000 common shares at their original sale price of $0.01 per share. No gain or loss was recognized on this transaction.

On November 10, 2006, the Company issued 105,000 common shares from treasury at $0.05 per share for proceeds of $5,250.

UnAudited F - 8

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception on October 3, 2005, there were no disagreements with Kushi=s accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within Kushi=s two most recent fiscal years and the subsequent interim periods.

Page - 60

Dealer Prospective Delivery Obligation

Until [180 days from the effective date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers= obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Page - 61

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Nevada law, Kushi=s Articles of Incorporation provide that Kushi will indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of Kushi, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, Kushi=s Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit.  This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Kushi pursuant to provisions of the State of Nevada, Kushi has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Kushi will pay all expenses in connection with the registration and sale of the common stock by the selling stockholders.  The estimated expenses of issuance and distribution (assuming all shares offered are sold) are set forth below.

Expense	Cost
SEC registration fee	$100.00	estimated
Transfer Agent fee	$500.00	estimated
Printing expenses	$500.00	estimated
EDGAR filing fees	$2,500.00	estimated
Accounting fees and expenses	$10,000.00	estimated
Legal fees and expenses	$27,500.00	estimated
Total (estimate)	$41,100.00

All amounts are estimates.  Kushi will pay all expenses listed above.  None of the above expenses for issuance and distribution will be borne by the selling shareholders.  The selling shareholders, however, will have to pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALE OF UNREGISTERED SECURITIES

Since October 3, 2005, Kushi has sold 5,455,000 shares of unregistered common stock.  All of these 5,455,000 shares were acquired from Kushi in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 (the A1933 Act@) and were sold to Canadian residents.  The unregistered shares include the following:

Page - 62

1.	On November 28, 2005, Kushi issued 3,000,000 shares of common stock to Rajan Rai, Kushi=s sole officer and director, at a price of $0.001 per share for cash proceeds of $3,000;

2.	On January 30, 2006, Kushi issued 1,900,000 shares of common stock to 15 non-affiliate Canadian residents at a price of $0.01 per share for cash proceeds of $19,000;

3.	On February 28, 2006, Kushi issued 450,000 shares of common stock to 18 non-affiliate Canadian residents at a price of $0.05 per share for cash proceeds of $22,500; and

4.	On November 10, 2006, Kushi issued 105,000 shares of common stock to one non-affiliate Canadian resident at a price of $0.05 per share for cash proceeds of $5,250.

With respect to all of the above offerings, Kushi completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the 1933 Act on the basis that the sale of the common stock was completed in an Aoffshore transaction@, as defined in Rule 902(h) of Regulation S.  Kushi did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares.  Each investor represented to Kushi that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person.  The subscription agreement executed between Kushi and the investor included statements that the securities had not been registered pursuant to the 1933 Act and that the securities may not be offered or sold in the United States unless the securities are registered under the 1933 Act or pursuant to an exemption from the 1933 Act.  The investor agreed by execution of the subscription agreement for the common stock: (I) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act or pursuant to an exemption from registration under the 1933 Act; (ii) that Kushi is required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act or pursuant to an exemption from registration under the 1933 Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the 1933 Act.  All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S and could not be resold without registration under the 1933 Act or an applicable exemption from the registration requirements of the 1933 Act.

Each investor was given adequate access to sufficient information about Kushi to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the investors.

On November 10, 2006, Kushi entered into a Return to Treasury Agreement with one of the subscribers for the cancellation and removal from the shares issued and outstanding of an aggregate 225,000 shares of common stock.  Kushi paid a total of $5,250 to the subscriber as consideration for the return of the shares of common stock.  The shares were cancelled and returned to the authorized capital as unissued capital.  The shares were issued as part of Kushi=s private placement on January 30, 2006 (150,000 shares of common stock) and the private placement on February 28, 2006 (75,000 shares of common stock).

EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B.  All Exhibits have been included unless otherwise noted.

Exhibit	Description
3.1	Articles of Incorporation of Kushi Resources Inc. filed as an Exhibit to Kushi’s Form SB-2 (Registration Statement) filed on October 12, 2007 and incorporated herein by reference.	Filed
3.2	By-Laws of Kushi Resources Inc. filed as an Exhibit to Kushi’s Form SB-2 (Registration Statement) filed on October 12, 2007 and incorporated herein by reference.	Filed
5.1

Opinion of Conrad C. Lysiak, regarding the legality of the securities being registered. filed as an Exhibit to Kushi’s Form SB-2 (Registration Statement) filed on October 12, 2007 and incorporated herein by reference.
Filed
10.1	Declaration of Trust. filed as an Exhibit to Kushi’s Form SB-2 (Registration Statement) filed on October 12, 2007 and incorporated herein by reference.	Filed
14	Code of Ethics. filed as an Exhibit to Kushi’s Form SB-2 (Registration Statement) filed on October 12, 2007 and incorporated herein by reference.	Filed
23.1	Consent of Madsen & Associates CPA=s, Inc. dated November 30, 2007.	Included
23.2	Consent of Conrad C. Lysiak. filed as an Exhibit to Kushi’s Form SB-2 (Registration Statement) filed on October 12, 2007 and incorporated herein by reference.	Filed

Page - 63

UNDERTAKINGS

Regarding indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Kushi will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act if 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

Page - 64

c.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 340A, will be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on December 3, 2007.

Kushi Resources Inc.

By:	/s/ Rajan Rai
Rajan Rai
CEO and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated:

Signature	Title	Date
/s/ Rajan Rai	Chief Executive Officer, President, Chief Financial Officer, Treasurer, Corporate Secretary and sole member of the Board of Directors	December 3, 2007

Page - 65

Exhibit 3.1

Page - 66

Page - 67

Page - 68

Page - 69

Exhibit 3.2

Page - 70

TABLE OF CONTENTS
BY-LAWS

ARTICLE ONE - OFFICES

1.1           Registered Office.
1.2           Other Offices.

ARTICLE TWO - MEETINGS OF STOCKHOLDERS

2.l           Place.
2.2           Annual Meetings.
2.3           Special Meetings.
2.4           Notices of Meetings.
2.5           Purpose of Meetings.
2.6           Quorum.
2.7           Voting.
2.8           Share Voting.
2.9           Proxy.
2.l0           Written Consent in Lieu of Meeting.

ARTICLE THREE - DIRECTORS

3.l           Powers.
3.2           Number of Directors.
3.3           Vacancies.

ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS

4. 1           Place.
4.2           First Meeting.
4.3           Regular Meetings.
4.4           Special Meetings.
4.5           Notice.
4.6           Waiver.
4.7           Quorum.
4.8           Adjournment.

ARTICLE FIVE - COMMITTEES OF DIRECTORS

5.1           Power to Designate.
5.2           Regular Minutes.
5.3           Written Consent.

ARTICLE SIX - COMPENSATION OF DIRECTORS

6.1           Compensation.

Page - 71

ARTICLE SEVEN - NOTICES

7.1           Notice.
7.2           Consent.
7.3           Waiver of Notice.

ARTICLE EIGHT - OFFICERS

8.1           Appointment of Officers.
8.2           Time of Appointment.
8.3           Additional Officers.
8.4           Salaries.
8.5           Vacancies.
8.6           Chairman of the Board.
8.7           Vice-Chairman.
8.8           President.
8.9           Vice-President.
8.10              Secretary.
8.11              Assistant Secretaries.
8.12              Treasurer.
8.13              Surety.
8.14              Assistant Treasurer.

ARTICLE NINE - CERTIFICATES OF STOCK

9.l           Share Certificates.
9.2           Transfer Agents.
9.3           Lost or Stolen Certificates.
9.4           Share Transfers.
9.5           Voting Shareholder.
9.6           Shareholders Record.

ARTICLE TEN - GENERAL PROVISIONS

10.1              Dividends
10.2              Reserves.
10.3              Checks.
10.4              Fiscal Year.
10.5              Corporate Seal.

ARTICLE ELEVEN - INDEMNFICATION '

ARTICLE TWELVE - AMENDMENTS

12.l           By Shareholder.
12.2              By Board of Directors.

Page - 72

CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of Kushi Resources Inc., and that the foregoing Bylaws, consisting of 11 pages, constitute the code of Bylaws of Kushi Resources Inc., as duly adopted at a regular meeting of the Board of Directors of the corporation held October 3rd, 2005.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 3rd day of October, 2005.

  /s/ Rajan Rai
Secretary

Page - 73

BY-LAWS
OF

KUSHI RESOURCES INC.
A NEVADA CORPORATION

ARTICLE ONE

OFFICES

Section 1.1.   Registered Office -  The registered office of this corporation shall be in the County of Carson City, State of Nevada.

Section l.2.    Other Offices - The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE TWO

MEETINGS OF STOCKHOLDERS

Section 2.1.     Place - All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.2.    Annual Meetings - Annual meetings of the stockholders, commencing with the year 2005, shall held on the 3rd day of October, each year if not a legal holiday and, if a legal holiday, then on the next secular day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.3.    Special Meetings - Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 2.4.     Notices of Meetings - Notices of meetings shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Page - 74

Section 2.5.     Purpose of Meetings - Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.6.      Quorum - The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.7.      Voting - When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any questions brought before such meeting, unless the question is one upon which by express provision of the statues or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.8.   Share Voting - Each stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation.  Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

Section 2.9.   Proxy - At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election.  All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 2.10.  Written Consent in Lieu of Meeting - Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

Page - 75

ARTICLE THREE

DIRECTORS

Section 3.l.   Powers - The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2.   Number  of Directors - The number of directors which shall constitute the whole board shall be FIVE (5). The number of directors may from time to time be increased or decreased to not less than one nor more than fifteen by action of the Board of Directors.  The directors shall be elected at the annual meeting of the stockholders and except as provided in Section 2 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3.3.   Vacancies - Vacancies in the Board of Directors including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders.  The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the Board of Directors resulting therefrom shall be filled only by the stockholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Page - 76

ARTICLE FOUR

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1.    Place - Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.  In the absence of such designation regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

Section 4.2.   First Meeting - The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of  stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 4.3.    Regular Meetings - Regular meetings of the Board of Directors may be he1d without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 4.4.    Special Meetings - Special Meetings of the Board of Directors may be called by the Chairman or the President or by any Vice-President or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at lease twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 4.5.   Notice - Notice of the time and place of holding an adjourned  meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

Section 4.6.   Waiver - The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with thee corporate records or made a part of the minutes of the meeting.

Section 4.7.  Quorum - A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.  Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

Page - 77

Section 4.8.   Adjournment - A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

ARTICLE FIVE

COMMITTEES OF DIRECTORS

Section 5.l.   Power to Designate - The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqua1ified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

Section 5.2.   Regular Minutes - The committees shall keep regular minutes of     their proceedings and report the same to the Board of Directors.

Section 5.3.  Written Consent – Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

ARTICLE SIX

COMPENSATION OF DIRECTORS

Section 6.l.   Compensation - The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like reimbursement and compensation for attending     committee meetings.

Page - 78

ARTICLE SEVEN

NOTICES

Section 7.1  Notice - Notices to directors and stockholders shall be in writing         and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by  telegram.

Section 7.2.   Consent - Whenever all parties entitled to vote at any meeting whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be regular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxies or attorney, but all such proxies and powers of attorney must be in writing.

Section 7.3.   Waiver of Notice - Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent         thereto.

ARTICLE EIGHT

OFFICERS

Section 8.l.   Appointment of Officers - The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. Any person may hold two or more offices.

Section 8.2.   Time of Appointment - The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board who shall be a director, and shall choose a President, a Secretary and a Treasurer, none of whom need be directors.

Section 8.3.   Additional Officers - The Board of Directors may appoint a Vice- Chairman of the Board, Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 8.4.   Salaries - The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

Section 8.5.   Vacancies - The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise  shall be filled by the Board of Directors.

Page - 79

Section 8.6.   Chairman of the Board - The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 8.7.   Vice-Chairman - The Vice-Chairman shall, in the absence or disability of the Chairman off the board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 8.8.    President - The President  shall be the chief executive officer of the corporation and shall have active management of the business of the corporation. He shall execute on behalf of the corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation.

Section 8.9.    Vice-President - The Vice President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.  The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 8.l0.   Secretary - The Secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 8.11.   Assistant Secretaries - The Assistant Secretaries shall act under the direction of the President.  In order of the seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.  They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 8.12.  Treasurer- The Treasurer shall act under the direction of the President.  Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Page - 80

Section 8.13.   Surety - If requested by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 8.l4.    Assistant Treasurer - The Assistant Treasurer in the order of their seniority, un1ess otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

ARTICLE NINE

CERTIFICATES OF STOCK

Section 9.l.    Share Certificates - Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.  If the corporation shall be authorized to issue more than once class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock.

Section 9.2.   Transfer Agents – If a certificate is signed (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 9.3.    Lost or Sto1en Certificates - The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 9.4.   Share Transfers - Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Page - 81

Section 9.5.   Voting Shareholder - The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend. or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholder of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such right, or to give such consent, as the case may be, not withstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 9.6.    Shareholders Record - The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as other wise provided by the laws of Nevada.

ARTICLE TEN

GENERAL PROVISIONS

Section 10.1.   Dividends - Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 10.2.   Reserves - Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 10.3.    Checks - All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 10.4.    Fiscal Year - The fiscal year of the corporation sha11 be fixed by resolution of the Board of Directors.

Section 10.5.     Corporate Seal - The corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation of the words ''Corporate Seal'' and ''Nevada''. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Page - 82

ARTICLE ELEVEN

INDEMNIFICATION

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time e against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably included or suffered by him in connection therewith.  The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such succors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement. they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

Page - 83

ARTICLE TWELVE

AMENDMENTS

Section 12.1.     By Shareholder - The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been  contained in the notice of the meeting.

Section 12.2.    By Board of Directors - The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

APPROVED AND ADOPTED this 3rd day of October, 2005.

  /s/ Rajan Rai
Secretary

Page - 84

Exhibit 5.1

Page - 85

Exhibit 5.1
THE LAW OFFICE OF
CONRAD C. LYSIAK
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

August 27, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D. C. 20549

RE: Kushi Resources Inc.

Gentlemen:

I have acted as counsel for Kushi Resources Inc., a Nevada company (the “Company”), in connection with the preparation of a registration statement on Form SB-2 (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended (the “Act”) to be filed with the Securities and Exchange Commission (the “SEC”) in connection with a proposed public offering by certain shareholders of 2,230,000 common shares, $0.001 par value per share, of the Company’s common stock (the “Shares”) at an offering price of $0.05.

You have asked me to render my opinion as to the matters hereinafter set forth herein.

I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the company, and other documents as I have deemed necessary as a basis for this opinion. In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. I have, when relevant facts material to my opinion were not independently established by me, relied to the extent I deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

Page - 86

Securities and Exchange Commission
RE: Kushi Resources Inc.
August 27, 2007

Based upon and subject to the foregoing, I am of the opinion that insofar as the laws of Nevada are concerned:

1. The Company is a corporation duly organized and validly existing under the laws of Nevada.

2. The Shares to be sold as described in the Registration Statement have been dulyauthorized and legally issued as fully paid and non-assessable shares.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of my firm name wherever appearing in the Registration Statement.

Yours truly,
CONRAD C. LYSIAK
Conrad C. Lysiak

Page - 87

Exhibit 10.1

Page - 88

BARE TRUST

The undersigned, Rajan Rai, of 2215 South West Marine Drive, Vancouver, British Columbia, V6P 6C1, DECLARES:

1.        THAT the mineral claim registered in his name with the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia (the “Claim”) was not purchased with his money and the undersigned has no beneficial interest in the Claim, either directly or indirectly, but the Claim is owned by and controlled by the beneficial owner listed in Schedule “A” attached to this bare trust (the “Owner”) and is held by the undersigned as Trustee for the Owner, AND THE UNDERSIGNED COVENANTS AND AGREES to deal with the Claim in such manner as the Owner may from time to time direct.

2.        THAT the undersigned has no rights or privileges in the Claim and has no interest or claim in any monies arising from the sale or transfer of the Claim, AND THE UNDERSIGNED COVENANTS AND AGREES to deal with any of the said rights and privileges and monies that come into his hands in such manner as the Owner may direct.

3.           THAT THE UNDERSIGNED COVENANTS AND AGREES to notify the Owner immediately upon receiving any notice, information or documents pertaining to the Claim.

Dated:  January 30, 2006

/s/ Rajan Rai
Rajan Rai

Page - 89

Schedule “A”

Schedule “A” to the Bare Trust dated January 30, 2006
with Rajan Rai acting as trustee

Mineral Claim and Beneficial Owner

Beneficial Owner	Tenure Number	Claim Name	Ownership Percentage
Kushi Resources Inc.	526 773	Bee Peak	100%

Page - 90

Exhibit 14

Page - 91

KUSHI RESOURCES INC.

Code of Ethics

Overview

Kushi has adopted a code of ethics (the “Code”) that is applicable to every officer, director, employee and consultant of the company and its affiliates (collectively the “Employee” or “Employees”).  The Code reaffirms the high standards of business conduct required of all Employees.  The Code is part of Kushi’s continuing efforts to (1) ensure that it complies with all applicable laws, (2) have an effective program in place to prevent and detect violations of law, and (3) educate and train its Employees to be aware and understand ethical business practices.  In most circumstances, the Code sets standards that are higher than the law requires.

Kushi has also adopted eight corporate values: Focus, Respect, Excellence, Accountability, Teamwork, Integrity, Open Communications and Positive Attitude.  See Schedule “A” for a statement on each value.  The values have been adopted to provide a framework for all Employees in conducting themselves in their jobs.  These values are not intended to substitute for the Code, but will serve as guidelines in helping the Employees to conduct Kushi’s business in accordance with the Code.

The Code is not intended to cover every possible situation in which an Employee may find himself or herself.  It is meant to give each Employee the boundaries within which Kushi expects each Employee to conduct himself or herself while representing Kushi.  An Employee may find himself or herself in a situation where there is no clear guidance given by the Code.  If that occurs, return to the objective stated below: common sense, good judgment, high ethical standards and integrity, and refer to Kushi‘s values.  In addition, there are many resources upon which an Employee may rely, including the President and other Kushi officers and management.  Together all Employees can continue to make Kushi a company that sets a standard for fashion service companies.

Objective

One of Kushi’s objectives is to conduct all business operations in the utmost ethical manner utilizing common sense, good judgment, high ethical standards and integrity.  Kushi cares about its Employees, shareholders, clients, suppliers, and the communities in which it conducts its business operations.  In the course of meeting its business objectives, Kushi considers it essential that all Employees understand and comply with the Code and therefore share and participate in Kushi’s way of conducting business.

Standard of Conduct

Kushi insists that all aspects of its business operations are conducted with honesty, integrity and fairness, and with respect for the interests of those affected by its business and activities.  Kushi also expects the same in its relationships with all those with whom it does business.

Each Employee must maintain and foster integrity and honesty in all dealings with clients and all business transactions.  Each Employee must commit to act according to the highest ethical standards and is expected to apply ethical business practices in administrative and financial aspects of the business operations of Kushi.

Page - 92

No code of conduct can hope to lay down appropriate behavior for every situation, nor should it seek to do so.  Each Employee is required to make a careful and considered judgment of what is right and proper in any particular situation.

It is the obligation of every Employee in conducting the business operations of Kushi to be responsible, honest, trustworthy, conscientious, and dedicated to the highest standards of ethical business practices.  Accordingly, all Employees are required to avoid not only impropriety, but also the appearance of impropriety in conducting the business operations of Kushi.

Obeying the Law

All Employees of Kushi are required to comply with (1) the letter and the spirit of laws and regulations of the countries in which Kushi conducts business operations, (2) the accepted business practices in commercial markets, and (3) any contractual terms and conditions applicable to any business transaction.

It is expected that each Employee will use common sense, good judgment, high ethical standards and integrity in all the Employee’s business dealings.

Each Employee must commit to know and abide by all applicable laws and regulations.  Employees are expected to be familiar with the Code as it applies to their duties.  Each Employee is required to follow and to comply with the Code.  A refusal by any Employee to agree to be bound by the Code will be grounds for discipline up to and including dismissal.

A breach of any law, regulation or ethical standard by any Employee will not be justified by the pursuit of profit or the departure from acceptable practice by competitors.

Enforcement of Code

The Code will be enforced at all levels fairly and without prejudice.  Any breach of any standard of the Code may result in disciplinary action, up to and including termination.

Rajan Rai, Kushi’s chief executive officer and chief financial officer, has been appointed as Compliance Officer of Kushi, responsible for overseeing compliance with, and enforcement of, the Code.  If an Employee encounters a situation that the Employee is not able to resolve by reference to the Code, the Employee should ask for help from the Compliance Officer if they need assistance in understanding or interpreting any part of the Code.

Any Employee who, in good faith, has reason to believe any operation or activity of Kushi is in violation of the law or of the Code must call the matter to the attention of the Compliance Officer.  See Schedule “B” for a non-exhaustive list of reportable violations.

If the Employee has reason to believe that it would be inappropriate to report the operation or activity to the Compliance Officer, the Employee should report it to the Assistant Compliance Officer.  All reports will be reviewed and investigated and as necessary under the circumstances, and the reporting Employee should provide sufficient information to enable a complete investigation to be undertaken.

Any Employee who makes an allegation in good faith reasonably believing that a person has violated the law or the Code will be protected against retaliation.

Page - 93

Violations of the law or the Code will subject Employees to disciplinary action, up to and including termination of employment.  In addition, Employees involved may subject themselves and Kushi to severe penalties, including fines and possible imprisonment.  Compliance with the law and high ethical standards in the conduct of Kushi’s business should be a top priority for each Employee.

Insider Trading, Securities Compliance and Public Statements

Securities laws prohibit anyone who is in possession of material, non-public information (“Insider Information”) about a company from purchasing or selling stock of that company, or communicating the information to others.  Information is considered “material” if a reasonable investor would consider it to be important in making a decision to buy or sell that stock.  Some examples include financial results and projections, new products, acquisitions, major new contracts or alliances prior to the time that they are publicly announced.  Employees who become aware of such Inside Information about Kushi must refrain from trading in the shares of Kushi until the Inside Information is publicly announced.

Employees must also refrain from disclosing the insider Information to persons who do not have a need to know, whether they are inside Kushi or outside, such as spouses, relatives or friends.

Kushi makes regular formal disclosures of its financial performance and results of operations to the investment community.  Kushi also regularly issues press releases.  Other than those public statements, which go through official channels, Employees are prohibited from communicating outside Kushi about Kushi’s business, financial performance or future prospects.  Such communications include questions from securities analysts, reporters or other news media, but also include seemingly innocent discussions with family, friends, neighbors or acquaintances.

Financial Reporting

Kushi is required to maintain a variety of records for purposes of reporting to the government.  Kushi requires all Employees to maintain full compliance with applicable laws and regulations requiring that its books of account and records be accurately maintained.  Specifics of these requirements are available from the Compliance Officer.

Accuracy of Records

Kushi’s accounting records and supporting documents must accurately describe and reflect the nature and result of Kushi’s business operations.  All activities and results of Kushi’s business operations must be presented in a fair and balanced manner.

All business transactions must be properly authorized as well as completely and accurately recorded on Kushi’s books.  Procedures for doing so must comply with Kushi’s financial policy and follow Kushi’s policy for authorization and documentation, as well as follow generally accepted accounting practices.  Budget proposals and other financial evaluations and forecasts must fairly represent all information relevant to the business transaction.  In addition, no unrecorded cash funds or other asset accounts will be established or maintained for any purpose.  Misapplication or improper use of corporate or property or false entry to records by any Employee or by others must be reported to Kushi’s Board of Directors.

Page - 94

Record Keeping and Retention

To help maintain the integrity of Kushi’s record-keeping and reporting systems, each Employee must know his or her area’s records retention procedures, including how data is stored and retrieved.  It is that person’s responsibility to know how to document and transact any entries or records that he or she is responsible for.  All Employees are expected to comply fully and accurately with all audits, including responding in a timely fashion to requests for records or other material from or on behalf of Kushi’s auditors or management.

Communicating Accurate and Timely Information

In all interactions and communications, whether with shareholders, the public, clients, government agencies, or others inside or outside of Kushi, each Employee is expected to be truthful and forthright.  This includes making accurate statements, not misrepresentations or statements intended to mislead or misinform; and responding promptly, accurately, and with full disclosure to requests from governmental agencies for information or documents.

Confidentiality

Employees must respect the confidentiality of information received in the course of business dealings and must never use such information for personal gain.  Information given by Employees in the course of business dealings must be true and fair and never designed to mislead.

Confidential information can only be revealed upon written authorization of management.

Employees must not use or disclose Kushi’s trade secrets, proprietary, or confidential information, or any other confidential information gained in the performance of Kushi as a means of making private profit, gain or benefit.

Employees must not use Internet bulletin boards or chat rooms to discuss matters or opinions related to Kushi or any of its industries, or to respond to comments about Kushi.  In today’s electronic age, posting information on Internet bulletin boards or even communicating in chat rooms is the same as “speaking to the media”.

Health and Safety

Kushi is committed to protecting the health and safety of its Employees.  Kushi expects employees to obey all laws and regulations designed to protect the health and safety of all employees, and to obtain and fully observe all permits necessary to do business.  At the very least, all Employees should be familiar with and comply with safety regulations applicable to their work areas.  Kushi will make, to the extent possible, reasonable accommodations for the known physical or mental limitations of its Employees.  Employees who require an accommodation should contact the Compliance Officer.  Kushi will then engage in an interactive process to determine what reasonable accommodations may exist.

Page - 95

Declaration of Interest

Each Employee is expected to avoid any activity, investment or association that interferes with the independent exercise of his or her judgment in Kushi’s best interests (“Conflicts of Interest”). Conflicts of Interest can arise in many situations and occur most often in cases where the Employee or the Employee’s family obtains some personal benefit at the expense of Kushi’s best interests.

No Employee, or any member of Employee’s immediate family, is allowed to accept money, gifts of other than nominal value, unusual entertainment, loans, or any other preferential treatment from any customer or supplier of Kushi where any obligation may be incurred or implied on the giver or the receiver or where the intent is to prejudice the recipient in favor of the provider.  Likewise, no Employee is allowed to give money, gifts of other than nominal value, unusual entertainment or preferential treatment to any customer or supplier of Kushi, or any employee or family members thereof, where any obligation might be incurred or implied, or where the intent is to prejudice the recipient in favor of Kushi.  No Employee is allowed to solicit or accept kickbacks, whether in the form of money, goods, services or otherwise, as a means of influencing or rewarding any decision or action taken by a foreign or domestic vendor, customer, business partner, government employee or other person whose position may affect Kushi’s business.

No Employee will use Kushi’s property, services, equipment or business for personal gain or benefit.

Each Employee is required to reveal any personal interest that may impinge or might reasonably be deemed by others to impinge on the Employee’s business dealings with any industry partners of Kushi.

Employees may not: (1) act on behalf of, or own a substantial interest in, any company or firm that does business, or competes, with Kushi; (2) conduct business on behalf of Kushi with any company or firm in which the Employee or a family member has a substantial interest or affiliation.  Exceptions require advance written approval from Kushi’s Board of Directors.

Employees should not create the appearance that they are personally benefiting in any outside endeavor as a result of their employment by Kushi, or that Kushi is benefiting by reason of their outside interests.  Any Employee who is not sure whether a proposed action would present a conflict of interest or appear unethical should consult with the Compliance Officer.

Kushi expects its Employees to avoid (1) personal activities and financial interests that could conflict with their responsibilities and obligations and (2) giving assistance to competitors, which could be in conflict with the interests of Kushi or its clients.  All Employees are required to seek the consent of Kushi management if they intend to become partners or shareholders in companies outside Kushi’s corporate structure.

Page - 96

Fair Competition

Kushi’s policy is to comply fully with competition and antitrust laws throughout the world.  Kushi is committed to vigorous yet fair competition and supports the development of appropriate competition laws.  Each Employee must avoid any business arrangement that might prevent the effective operation of fair competition.  It is advised that each Employee consult with the Compliance Officer before attending a meeting with a party who may be viewed as a competitor.

International Trade

Kushi must comply with a variety of laws around the world regarding its activities.  In some cases, the law prohibits the disclosure of information, whether the disclosure occurs within the U.S. or elsewhere, and whether or not the disclosure is in writing.

U.S. law and the Code prohibits giving, offering, or promising anything of value to any public official in the U.S. or any foreign country to influence any official act, or to cause an official to commit or omit any act in violation of his or her lawful duty.  The Foreign Corrupt Practices Act precludes payments to non-U.S. government officials for the purpose of obtaining or retaining business, even if the payment is customary in that country.  This law applies anywhere in the world to U.S. citizens, nationals, residents, businesses or employees of U.S. businesses.  Because Kushi is a U.S. company, this law applies to Kushi and all of its subsidiaries.  Any questions on this policy should be directed to the Compliance Officer.

Government Relations

Kushi is prohibited by law from making any contributions or expenditures in connection with any U.S. national election.  This includes virtually any activity that furnishes something of value to an election campaign for a federal office.  Use of Kushi’s name in supporting any political position or ballot measure, or in seeking the assistance of any elected representative, requires the specific approval of the President of Kushi. Political contributions or expenditures are not to be made out of Kushi’s funds in any foreign country, even if permitted by local law, without the consent of the President of Kushi.

Vendors, Contractors, Consultants and Temporary Workers

Vendors, contractors, consultants or temporary workers who are acting on Kushi’s behalf, or are on Kushi’s property, are expected to follow the law, the Code, and honor Kushi’s values.  Violations will subject the person or firm to sanctions up to and including loss of the contract, the contracting or consulting agreement, or the discharge from temporary assignment.

Compliance with the Code

It is the responsibility of Kushi’s Board of Directors to ensure that the standards embodied in the Code are communicated to, understood and observed by all Employees.  Kushi’s Board of Directors will not criticize management for any loss of business resulting from adherence to the Code.  Equally, Kushi’s Board of Directors undertakes that no Employee will suffer as a consequence of bringing to their attention, or that of senior management, a breach or suspected breach of the Code.

Page - 97

The standards set out in the Code directly reflect Kushi’s high ethical standards.  Kushi expects and requires each and every Employee, as a representative of Kushi, to fulfill Kushi’s ethical commitment in a way that is visible to the outside world with which Kushi conducts its business operations.

Each Employee is responsible for complying with the standards set out in the Code and must ensure that their personal conduct is above reproach.

Each Employee has an obligation to assure that the conduct of others around him or her complies with the Code.

All Employees have a legal, moral, and ethical duty to report to Kushi’s Board of Directors and the appropriate authorities any known or suspected violations of law, regulations or corporate policy, including the Code.

Breaches of law, regulations and the standards of conduct listed above may lead to serious consequences for the Employee concerned.

Annual Acknowledgement

Each Employee will be required to sign a statement annually that he or she has read and understands Kushi’s Code of Ethics.  This statement will also require that the Employee state that he or she is in full compliance with the Code.  The form of statement is attached as Schedule “C”.

Page - 98

Schedule “A”

VALUES

FOCUS:  We exist only because we are in the mineral exploration business.

RESPECT: We value all people, treating them with dignity at all times.

EXCELLENCE: We strive for “Best in Class” in everything we do.

ACCOUNTABILITY: We do what we say we will do and expect the same from others.

TEAMWORK: We believe that cooperative action produces superior results.

INTEGRITY: We are honest with each other, our customers, our partners, our shareholders and ourselves

OPEN COMMUNICATION: We share information, ask for feedback, acknowledge good work, and encourage diverse ideas.

POSITIVE ATTITUDE: We work hard, are rewarded for it, and maintain a positive attitude with a good sense of perspective, humor and enthusiasm.

Page - 99

Schedule “B”

Reportable Violations - Anonymous Reporting Program

Accounting Error
Accounting Omissions
Accounting Misrepresentations
Auditing Matters
Compliance/Regulation Violations
Corporate Scandal
Domestic Violence
Discrimination
Embezzlement
Environmental Damage
Ethics Violation
Fraud
Harassment
Industrial Accidents
Misconduct
Mistreatment
Poor Customer Service
Poor Housekeeping
Sabotage
Securities Violation
Sexual Harassment
Substance Abuse
Theft
Threat of Violence
Unfair Labor Practice
Unsafe Working Conditions
Vandalism
Waste
Waste of Time and Resources
Workplace Violence

Page - 100

Schedule “C”

Acknowledgement and Certification Statement

I acknowledge and certify that I have read and understand the information set forth in the Code of Ethics of Kushi Resources Inc. and will comply with these principles in my daily work activities. I am not aware of any violation of the standards of Kushi’s Code of Ethics.

Date:   ________________________________________________________________________

Name (print):    __________________________________________________________________

Position:   ______________________________________________________________________

Address:   ______________________________________________________________________

Signature:    ____________________________________________________________________

Page - 101

Exhibit 23.1

Page - 102

Madsen & Associates CPA’s, Inc.
684 EAST VINE STREET #3
MURRAY, UTAH 84107
TELEPHONE (801) 268-2632
FAX (801) 262-3978

TED A. MADSEN, CPA	MEMBER: AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS
UTAH ASSOCIATION OF
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors and Shareholders
Kushi Resources, Inc.

We hereby consent to the inclusion in this SB-2 Registration Statement of Kushi Resources, Inc. of our report dated July 2, 2007, relating to the financial statements of Kushi Resources, Inc. as of February 28, 2007 and for the period from the date of inception (October 3, 2005) to February 28, 2007 and 2006, and to the use of our name as it appears under the caption “Experts”.

/s/ Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.
November 30, 2007

Page - 103

Exhibit 23.2

Page - 104

Exhibit 23.2
THE LAW OFFICE OF
CONRAD C. LYSIAK
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Kushi Resources Inc.

DATED this 27th day of August, 2007.

Yours truly,
CONRAD C. LYSIAK
Conrad C. Lysiak

Page - 105